Exhibit (C)(8)(D)

November 2, 2015

Strictly Private and Confidential

Advisory Report on the Reorganization of Enersis S.A.

Prepared for the Enersis S.A. Board of Directors

Important information

This document has been prepared by IM Trust consultants financial S.A. (hereinafter “IM Trust”) at the request of the Board of Directors of Enersis S.A. (‘Enersis’, “ENI” or the “Company”) for the exclusive and private use of the company and its Board of Directors.

The recommendations and conclusions of this document constitute the best opinion of IM Trust regarding the Reorganization of Enersis at the time of issuance of this document, considering the methodologies used for this purpose and the information that was available. This document’s conclusions may vary if additional or other background information were available. IM Trust shall be under no obligation to report such variations nor when the opinions or information contained in the document are modified.

For the preparation of the present document, IM Trust has been based solely on information provided by Enersis and public information, for which IM Trust has assumed, without independent verification, its complete and total integrity and accuracy. In this way, IM Trust assumes no responsibility with regard to the information reviewed by the conclusions arising out of any error, inaccuracy, and/or falsity of such information.

Likewise, the conclusions of the document may be based on assumptions that may be subject to significant uncertainties and economic and market contingencies, such as flows, projections, estimates, and interpretations, the occurrence of which can be difficult to predict and many of which could even be beyond the reach of Enersis, so there is no certainty at all about the degree of fulfillment of such assumptions. Under no circumstances may the use or incorporation of such flows, projections or estimates be considered as a representation, warranty, or prediction by IM Trust regarding their occurrence, nor of the assumptions that underlie them.

Strictly Private and Confidential 2

Contents

1. Executive summary 4

2. Background and scope of the evaluation 19

3. Description of the Reorganization 23

4. General Considerations and analytical scheme 35

5. Considerations of the business model 39

6. Impact of the Reorganization on the Market Value of Enersis 44 i. Holding Discount Considerations 44 ii. Liquidity Considerations 55 iii. Risk rating considerations 60 iv. Summary 64

7. Cash flow impacts from the reorganization in the value of Enersis 66 i. Impacts on EBITDA 66 ii. Tax impacts 70 iii. Transaction Costs (one-off) 73 iv. Summary 75

8. Estimate of relative holdings in the merger in ENI Americas 77 i. Relative holdings according to discounted cash flow appraisal 79 ii. Relative holdings according to multiples appraisal and market capitalization 86 iii. Relative holdings adjusted by cost disproportionality of the Reorganization 91 iv. Summary 93

9. Answers to questions made by members of the Board of Directors of Enersis 99 10. Attachments 103

Strictly Private and Confidential 3

EXECUTIVE SUMMARY 1

Strictly Private and Confidential 4

Background Information on the Reorganization

Enersis S.A. (‘Enersis’, “ENI” or the “Company”) has communicated to the market(1) that is analyzing a corporate reorganization (the “reorganization”) process, with the aim of:

1. Simplifying the shareholder structure of the Company

2. Enhancing the value of companies that are part of the Enersis group

3. Creating value for all stakeholders

The Reorganization would include separating the generation and distribution activities in Chile from the rest of the activities developed outside of Chile by the Enersis group, and would take place in two stages:

Emerging Division of Enersis, Empresa Nacional de Electricidad S.A. (“EOC”) and Chilectra S.A. (“Chilectra”):

“EOC Américas”: would be allocated the holdings, assets, and liabilities that EOC has outside Chile

“Chilectra Américas”: would be allocated the holdings, assets, and liabilities that Chilectra has outside Chile, and

“ENI Chile”: the holdings, assets, and liabilities of Enersis would be allocated in Chile, including holdings in Chilectra and EOC (after the division of these corporations)

In the company separated from Enersis (to be called ‘ENI Américas’), holdings, assets and liabilities of Enersis outside Chile would remain, including holdings in EOC Américas and Chilectra Américas

Financial debt and cash on hand of ENI, EOC and Chilectra (at the individual level) would be allocated according to information provided by the Company

Merger between corporations that have group holdings outside of Chile of ENI, EOC, and Chilectra

It would be implemented through a merger by absorption in ENI Américas of the corporations EOC Américas and Chilectra Américas

ENI estimates that this Stage 2 and the Reorganization could be concluded in the third quarter of the year 2016 according to market reports from July of 2015

Stage 1: Division of ENI, EOC, and Chilectra

Stage 2: ENI Américas Merger

ENI Chile and ENI Américas would be based in Chile and their shares would be traded in the same markets where ENI shares are currently traded

None of the aforementioned operations would require the contribution of additional financial resources from the shareholders of ENI, EOC, or Chilectra

(1) According to ENI essential event sent to the Superintendencia de Valores y Seguros de Chile [Chilean Securities and Insurance Supervisor] date July 27, 2015 and corporate presentation of ENI’s dated July 28, 2015

Strictly Private and Confidential 5

Scope of the report

IM Trust Asesorías Financieras S.A. [IM Trust Financial Consultants] (“IM Trust”), acting as financial consultant to the Board of Directors of Enersis, with regard to the Reorganization. The scope of such consulting will be equivalent to those provided in the Chilean Companies Act Law No. 18,046 in its Article 147, regarding independent evaluators

In accordance with the above, in its capacity as consultant of the Board of Directors, IM Trust prepared this report (hereinafter the “report”) which contains among others the following elements:

A description of the proposed Reorganization

An assessment of whether the Reorganization helps the best interest of Enersis

An estimate of the relative holdings in the ENI Américas merger, which in our view on today’s date would be consistent with market terms

As part of the analysis, IM Trust has included the following in the report:

An analysis of potential impacts on the value and risks with regard to the reorganization, in order to estimate if it contributes to the best interest of Enersis and the rational strategic

An estimate of relative shares for the merger between ENI Americas, EOC Americas and Chilectra Americas within the framework of the reorganization

Note that for not being within the scope of this advice, this report does not consider:

An analysis of the advantages and disadvantages of alternative structures or alternative implementation mechanisms to carry out the reorganization that is evaluated here

A detailed analysis of the technical, commercial, legal and/or other type of feasibility of the implementation of the Reorganization

Strictly Private and Confidential 6

IMTrust | CREDICORP capital

Structure of the Reorganization

I Division of ENI, EOC, and Chilectra


ENEL SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
2
60.6%
ENI Chile
60.6%
ENI Américas
99.1%
60.0%
1
99.1%
60.0%
Chilectra Chile
EOC Chile
Chilectra Américas
EOC Américas

1. Division of assets outside of Chile's Chilectra and EOC in new corporations called Chilectra Américas and EOC Americas, respectively
2. Division of ENI Chilean assets into a new company named ENI Chile

New corporations originated by the Reorganization

II EOC Américas Merger and Chilectra with ENI Américas


ENEL SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
60.6%
> 50.0%
ENI Chile
ENI Américas
Chilectra Américas
EOC Américas
Merger by absorption
99.1%
60.0%
Chilectra Chile
EOC Chile

- Merger by absorption by ENI Américas of the corporations Chilectra Américas and EOC Américas
- The relations of exchange for the merger will be defined in the respective boards of shareholders who approve the merger
- ENI Américas and Chile ENI would be domiciled in Chile

Strictly Private and Confidential 7

Assessment Framework

IMTrust | CREDICORP capital

- The following Analytical Scheme in this report is as follows:

Reorganization Strategic Rationale

- Management of shareholder structure
- Model of business organization
- Efficiencies plan

Impact of the Reorganization on the Market Value of Enersis

Stock Market and Market Factors

- Holding Company Discount
- Stock market liquidity
- Potential impacts on the risk rating

Direct cash flow impacts from the reorganization in the value of Enersis

Cash Flow Factors

- Impacts on EBITDA
- Tax Impact
- Transaction Costs

Risks of the Reorganization

Risks of execution

- Probability that the division is executed and the merger is not implemented or delayed.

Risk of loss of investment grade

- Probability that some of the successors or companies resulting from the Reorganization lose the investment grade status

Estimate of relative holdings of the merger in ENI Americas

1. Valuations:
   i. ENI Américas
   ii. EOC Américas
   iii. Chilectra Américas
2. Relative holdings of the merger

Discounted cash flow

Stock market capitalizations and multiples of market

Strictly Private and Confidential 8

Reorganization Strategic Rationale

1

Management of shareholder structure

2

Integrated organizational model by geographic area

3

Efficiencies plan

The shareholder structure and management of ENI has been analyzing over time with the existence of cross-ownerships between different Enersis group corporations. The proposed Reorganization pursues the ordering of the shareholder structure and its administration

The separation of ENI in companies with different growth, investment, and dividend offers could result in:

Attracting new investors with different investment preferences, potentially reducing gaps in recovery with its comparables

Greater flexibility to optimize stock market exposure of existing shareholders to the different markets

The reduction of holding administration costs, better management of the structure, and bringing the operational branches to the shareholders, could reduce to some extent the historical holding discount that ENI has had.

It’s only natural that the organization’s structural model will be used as a control device by the controlling shareholder and referred to industrialist or the operator. In this case, Enel has a preference for a model organized primarily by geographic market

In the present consulting analysis, it is not possible to distinguish the existence of a predominant organizational model among the leading integrated electric companies, coexisting in practice with models sorted geographically or by business. Within foreign multinationals operating in Chile and Latin America (“LatAm”) in other industries, it is most common for each country to report directly to the head office

In this regard:

The organization in Chile of ENI is understandable, but the rational becomes less apparent for organizing ENI holdings outside of Chile in a holding based in Chile

In terms of similarity and dynamics of markets, it could also be logical to separate Brazil or group Chile, Peru and Colombia, or even make each market / country depend directly on the Enel parent company. These alternative scenarios have not been evaluated in this Report since they are not within the scope of this advice

In this regard, we believe that it is important that the controlling shareholder and the Directorate of ENI communicate to the market clearly what the long-term structure is and explain the potential future steps and the necessary conditions so that these are given

In conjunction with the Reorganization, the company has presented a efficiencies plan at the level of operating costs and expenses in the administration of the holdings

The efficiencies plan presented to the Directorate involves significant savings and that they would be contracted from the year 2019

The efficiencies plan considers savings at the level of the holdings unit as well as at the operational level in which the reorganization would act as catalyst

For purposes of the analysis carried out in this report on the direct impact of the Reorganization on cash flow, only the portion of the savings attributable to the Reorganization as described later has been considered, which does not imply an assessment of the capacity of implementation and the likelihood of success of such a plan

Strictly Private and Confidential 9

Potential impact of the reorganization in the market value of Enersis

1 Holding Discount Considerations

2 Liquidity Considerations

3 Considerations regarding the impacts on the risk rating

The discount of current holding of ENI is estimated at 22%, which is in line with the other holdings in Chile

Part of the discount is due to EOC and Chilectra to trading at multiples below the average for comparable companies in Chile

The Reorganization would reduce the holding discount of ENI of up to 5%, taking it to 17%, implying a higher value of approximately US$ 768 million

(~ 6% of the current market capitalization of ENI) This impact mainly could occur due to:

Potential re-valorization of EOC Chile and Chilectra Chile

Given that EOC Chile and Chilectra, Chile would be mainly producing and distributing pure-play companies in Chile, an area could exist for their appraisals to converge to market multiples similar to their local comparables. The foregoing, to the extent that the market perceives a level of growth and future performance similar to said comparables

The possible reduction of the holding discount of ENI Chile to levels of up to 12% (this figure is the discount of IAM, parent company of Aguas Andinas, which currently has the lowest holding discount in Chile) could be as much as:

ENI Chile is an efficient holding with low administration costs

ENI Chile has a clear dividend policy with minimal friction with respect to dividends received from its subsidiaries EOC Chile and Chilectra Chile The possible ENI holding discount also considers the Americas-level ENI holding discount is maintained at 22% levels (current ENI holding discount)

While ENI Américas, ENI Chile and EOC Chile would have a stock market capitalization and lower fluctuation for ENI and EOC, their respective stock market capitalizations and float levels should place them among the top 15 companies listed in Chile. The above should result in levels of liquidity in the high range for the local stock market From our analysis, it is not expected that the resulting companies will no longer qualify within the main stock market indexes where ENI and EOC are currently listed Based on the price of electric utilities in Chile and LatAm, it is not evidence that the eventual lower liquidity of the new companies can necessarily generate a significant impact on their value While liquidity is a desirable attribute of a company, the evidence suggests that the impact on product liquidity of the reorganization should not significantly modify the value of the resulting companies

Considering the smaller size that ENI Américas and ENI Chile would have, its minor diversification and, in the case of ENI Américas, the greater exposure related to markets with a profile of risk, a reduction in the risk rating of some of the resulting companies would be expected In such a scenario, and under the assumption that none of the companies no longer have the degree of investment, a lower rating could increase the cost of long-term borrowing of these companies and could therefore affect their weighted average capital cost (WACC), and can negatively impact the market value of these companies Under certain sensitivity scenarios, it is estimated that the present value of this negative effect for the shareholders of ENI would be on average US$ 143 million

Strictly Private and Confidential 10

Potential impacts of market value for the shareholders of ENI

Three potential effects can be seen from the point of view of the (stock) market appraisal for ENI shareholders: (i) decrease in the holding company discount, (ii) liquidity and (iii) reduction of debt risk rating

Figures in millions of USD

n.m.(1) 768

-143

625

4.8% of the market capitalization of ENI

Potential reduction in holding Liquidity effect Potential reduction in risk Combined effects discount ranking(2)

(1) It is assumed that this impact would not be significant

(2) Uses the average of the range of possible impacts on ENI shareholders

Strictly Private and Confidential 11

Potential impact on the value of ENI by direct impacts of the Reorganization in its cash flows

1

Impacts on EBITDA

2

Tax impacts

3

Transaction Costs

In conjunction with the Reorganization, ENI has presented a efficiencies plan for subsequent years mainly at the operational level and holding costs for annual savings in a fiscal year of US$ 378 million (pre-tax), which does not include the tax impact explained below

Based on the statement from the Company, these efficiencies would be gradually attainable between the year 2016 and 2019 (fiscal year)

For purposes of estimating the impacts directly attributable to Reorganization, in this analysis a portion of these efficiencies is considered from annuals savings in a fiscal year of US$ 18 million before taxes (4.8% of the savings referred to in the plan), which does not presuppose an appraisal about the capacity for implementation and probability of success of the savings not considered in our analysis

If the savings directly related to the Reorganization are achieved, they would represent for the ENI shareholder a net present value of US$ 141 million

As reported by the Company, the Reorganization would result in a series of tax impacts which are summarized in:

Costs to be incurred by EOC and Chilectra at the time of the divisions and prior to the merger

Benefits for tax efficiencies to be gained by ENI Américas when the restrictions on the use of credits for taxes paid outside of Chile are eliminated and from savings in tax credits for keeping tax records in foreign currency

Under certain sensitivity scenarios, it is estimated that these tax impacts would represent a net present value of $ 270 million for the ENI shareholder

As reported by the Company, the one-off costs budget from the Reorganization is estimated at $41 million, of which 48% would be incurred by ENI, 44% by EOC, and 8% by Chilectra

These costs include $8 million that the company considers optional to be earmarked for eventual liability management processes, if required

Based on that budget the direct and indirect cost to the ENI shareholder would be US$ 33 million

Strictly Private and Confidential 12

Potential impacts on cash flow for the shareholders of ENI

The net present value (NPV) of perpetual cash flow impacts to the shareholders of ENI would be of ~ US$ 377 million (2.9% of stock market cap of ENI), and the VPN over a 5-year time horizon would have a negative value of ~ US$ 27 million (- 0.2% of stock market cap of ENI)

Net present value in perpetual cash flow impacts for the shareholders of ENI (Millions of USD)

377

-33

270 2.9% of the stock market capitalization of ENI

141

Impact on EBITDA Taxation impact(1) Transaction cost

Impact on cash flow

2.9% of the stock market capitalization of ENI

Present value in the 2016 to 2020 period of cash flow impacts for ENI shareholders (millions of $US )

-0.2% of the stock market capitalization of ENI

-26 32

-33

-27

Impact on EBITDA Taxation impact(1) Transaction cost

(1) Considers the sum of (i) the present value of flows in the period 2016 to 2020 in the scenario with tax accounting in foreign currency for ENI Américas, and (ii) the average of the present value into perpetuity of the tax impacts on ENI shareholders in a scenario with and without tax accounting in foreign currency for ENI Américas

Strictly Private and Confidential 13

Main risks of the Reorganization

There are risks that are inherent to the businesses that participate Enersis, such as market, regulatory, climatic risks, etc., and that are not directly related or attributable to the Reorganization

Within the risks that are attributable to the Reorganization, we have identified two that could significantly affect the results of not being adequately mitigated and whose probability of occurrence is not considered in the analysis results

Risk of execution

Risk of executing the division of ENI, EOC and Chilectra, and the merger of the resulting companies of this division will fail to materialize or there is more than a reasonable delay

The scenario in which the divisions are executed and the merger does not take place, among others, by any of the following events:

No approval of the merger by the shareholders of ENI Américas, EOC Américas and/or Chilectra Américas

Exercise the right to withdrawal by the shareholders of ENI Américas, EOC Américas and/or Chilectra Americas for an amount greater than that established as a condition of the merger, or if there is no such condition, is not financially affordable.

Not granting or excessive delay of approvals or regulatory requirements (free competition, SVS, etc.)

Prosecution of the process

Such a scenario could affect the Reorganization in at least the following aspects:

Not achieving the proposed shareholder structure system to maintain the cross-ownerships of the ENI subsidiaries

Greater difficulty in implementing the efficiencies plan presented by the Company in conjunction with the Reorganization, even incurring higher costs by having to maintain a greater number of open market holding companies

Insufficient stock market liquidity, product of the smaller size of the ENI Américas, EOC Américas and Chilectra Américas corporations separately (not merged), which may affect the market value of such corporations

Greater likelihood of investment grade credit rating loss of some of the resulting holding companies that may affect their financial condition and market value

Risk of loss of investment grade

Risk that, as a result of the Reorganization, ENI Américas, ENI Chile and/or EOC Chile lose the international investment-grade credit condition Such a scenario could affect the Reorganization in at least the following aspects:

Increase in the cost of long-term borrowing that may have a significant effect on the market value of the affected companies and their future competitiveness

Potential exclusion from the universe of investors that may invest in these corporations both in terms of capital and debt

Activation of investment degree maintenance clauses in current debt agreements

Strictly Private and Confidential 14

Methodology for the estimate of relative holdings in the merger in ENI Americas

In its final stage, the Reorganization would include the merger between ENI Américas, EOC Américas and Chilectra Américas

The methodology used to estimate relative holdings is as follows:

Discounted cash flows (“DCF”)

Appraisal by DCF for each one of the companies that ENI Américas, EOC Américas and Chilectra Américas would make up

Appraisals based on projections submitted by the Company

Appraisal by sum of parts for ENI Américas, EOC Américas, and Chilectra Américas

Related holdings based on the relative appraisals and composition of net financial debt of each corporation

Market quotes and comparable entities

Appraisal for each one of the companies that ENI Américas, EOC Américas and Chilectra Américas will form, while taking these points into consideration:

Stock market capitalizations for corporations that are open market with some liquidity

Market multiples of listed companies according to country and business

Appraisal by sum of parts for ENI Américas, EOC Américas and Chilectra Américas-related holdings based on the relative appraisals and composition of net financial debt of each corporation

Range of relative holdings according to the results obtained separately from both methodologies

Strictly Private and Confidential 15

Range of relative holdings in the merger of ENI Americas

	ENI Américas	EOC Américas	Chilectra Américas
Relative share as per FCD valuation	54.67%	35.99%	9.34%
Relative share as per market criteria valuation	53.51%	35.61%	10.89%
Range of relative shares in ENI Américas	**53.51% - 54.67%**	**35.61% - 35.99%**	**9.34% - 10.89%**

ENI Américas Shareholders Group

	Enel	ENI Minority shareholders	EOC Minority shareholders	Chilectra Minority shareholders
Ownership in ENI Américas as per FCD valuation	51.84%	33.67%	14.40%	0.08%
Ownership in ENI Américas as per market criteria valuation	51.92%	33.73%	14.25%	0.10%
Range of ownership in ENI Américas	**51.84% - 51.92%**	**33.67% - 33.73%**	**14.25% - 14.40%**	**0.08% - 0.10%**

Strictly Private and Confidential 16

Conclusions (1/2)

The proposed Reorganization has positive aspects that could generate benefits for the shareholders of Enersis in the medium and long term:

It leans toward a shareholder structure system according to a by geographic market scheme, eliminating cross-ownership of holdings and facilitating the decision making and execution thereof

It gives existing shareholders greater flexibility and increases the investment alternatives for potential investors who prefer to risk profiles, investment strategies and more targeted dividend policies

Under the assumptions that they are detailed in the report and two alternative approaches, in our opinionit produces potentially positive effects in the appraisal of Enersis due to the following concepts (which are not necessarily additive effects):

Potential adjustment of the (stock) market value of potential re-appraisals of assets and decreases ENI holding discounts of up to US$ 625 million (~ 5% of the current stock market capitalization of ENI)

From the perspective of cash flow impacts, net present value for the shareholders of Enersis of up to US$ 377 million (~ 3% of the current stock market capitalization of ENI) derived mainly from efficiency plans to the holding level, tax impacts and costs of the transaction

For the indicated effects to occur, we have assumed that certain conditions have been met, which might not necessarily take place and therefore their occurrence and risk must be verified and monitored by the Directorate of Enersis, since its noncompliance would make the Reorganization very onerous or even inconvenient. These conditions are:

That the Reorganization be carried out fully on all its stages, from the division of ENI, EOC and Chilectra, and until the merger of ENI Américas, EOC Américas and Chilectra Américas, under the proposed terms and at a reasonable amount of time

As a result of the Reorganization, it is not foreseeable to expect ENI Américas, ENI Chile and/or EOC Chile to have an international credit rating less than investment grade

That a clear and defined policy of dividends for ENI Chile be established and report business plans for EOC Chile and Chilectra Chile with growth and profitability projections justifying appraisal levels that are at least comparable with local peers

That the efficiency plans submitted to the Directorate be approved and implemented, at least in part directly related to the administration of the holdings in Chile, as is considered in this Report

In addition, we consider relevant to the market and to Enersis shareholders:

That the long-term evolution of the organizational structure of the Enersis group be communicated to the market clearly and the potential future steps future and the conditions for its implementation be explained

That the efficiency plans approved by the Directorate in conjunction with the Reorganization be submitted and explained

Strictly Private and Confidential 17

Conclusions (2/2)

With regard to the relative holdings for the merger between ENI Américas, EOC Américas and Chilectra Américas, we estimate that the holdings in the merged corporation (post merger ENI Americas) that conform to market conditions are in the following ranges:

ENI Américas:    between 53.51% and 54.67%

EOC Américas:    between 35.61% and 35.99%

Chilectra Américas:    between 9.34% and 10.89%

Therefore, the holdings that various groups of shareholders of ENI, EOC and Chilectra ENI would have in the post merger ENI Américas (considering their current holdings in ENI, EOC and Chilectra) would be:

Enel:     between 51.84% and 51.92%

ENI minority shareholders: between 33.67% and 33.73%

EOC minority shareholders: between 14.25% and 14.40%

Chilectra minority shareholders: between 0.08% and 0.10%

Strictly Private and Confidential 18

BACKGROUND AND SCOPE OF THE EVALUATION 2

Strictly Private and Confidential 19

Background Information on the Reorganization (1/2)

Enersis has communicated to the market(1) that it is analyzing the reorganization, with the objective of:

1. Simplifying the shareholder structure of the Company

2. Enhancing the value of companies that are part of the Enersis group

3. Creating value for all stakeholders

The Reorganization would include separating the generation and distribution activities in Chile from the rest of the activities developed outside of Chile by the Enersis group, and would take place in two stages:

Stage 1: Division of ENI, EOC, and Chilectra

Division of ENI, EOC, and Chilectra creating:

“EOC Américas”: would be allocated the holdings, assets, and liabilities that EOC has outside Chile

“Chilectra Américas”: would be allocated the holdings, assets, and liabilities that Chilectra has outside Chile, and

“ENI Chile”: the holdings, assets, and liabilities of Enersis would be allocated in Chile, including holdings in Chilectra and EOC (after the division of these corporations)

In the company separated from Enersis (to be called ‘ENI Américas’), holdings, assets and liabilities of Enersis outside Chile would remain, including holdings in EOC Américas and Chilectra Américas Financial debt and cash on hand of ENI, EOC and Chilectra (at the individual level) would be allocated according to information provided by the Company

Stage 2: ENI Américas Merger

Merger between corporations that have group holdings outside of Chile of ENI, EOC, and Chilectra

It would be implemented through a merger by absorption in ENI Américas of the corporations EOC Américas and Chilectra Américas

ENI estimates that this Stage 2 and the Reorganization could be concluded in the third quarter of the year 2016 according to market reports from July of 2015

ENI Chile and ENI Américas would be based in Chile and their shares would be traded in the same markets where ENI shares are currently traded

None of the aforementioned operations would require the contribution of additional financial resources from the shareholders of ENI, EOC, or Chilectra

(1) According to ENI essential event sent to the Superintendencia de Valores y Seguros de Chile [Chilean Securities and Insurance Supervisor] date July 27, 2015 and corporate presentation of ENI’s dated July 28, 2015

Strictly Private and Confidential 20

Background Information on the Reorganization (2/2)

On July 20, 2015 and in response to the quiet consultation conducted by Enersis on May 18, 2015 and presentations conducted by AFP Habitat and AFP Capital, the Superintendencia de Valores y Seguros de Chile (“SVS”) published a regular official letter which responded to the presentations within the framework of the Reorganization

The key findings and considerations of the SVS regarding the Reorganization were the following:

1. The rules regarding related-party transactions from the Chilean Companies Act Law No.18,046 are not applicable, and only applicable to the special provisions governing the stages of Reorganization

2. It would be subject to the approval from the boards of shareholders of ENI, EOC, and Chilectra

3. With regard to the divisions, there is a disposal of assets from successor companies to the new companies resulting from the divisions, so the right to withdrawal in number 2 of the fourth paragraph of article 69 of Chilean Companies Act Law No.18,046 would not be applicable to divisions

4. With regard to the merger process, reports issued by independent experts on the estimated value of the entities that would be merged and the corresponding exchange ratios must be made available to the public and shareholders

5. The Directorate of ENI, EOC, and Chilectra, must substantiate the proposal leading to the respective boards of shareholders based on sufficient, comprehensive, and timely information on the Reorganization as a whole under the following considerations:

i. The different stages of the Reorganization must not be analyzed independently or autonomously

ii. The proposal is the most suitable for the best interest of the respective corporations

6. The SVS reserves the right to require other measures in view of the complexity of the Reorganization process, including that the Board of Directors of the respective corporations must be expressly decide on the Reorganization

Strictly Private and Confidential 21

Scope of the report

IM Trust acts as financial consultant to the Board of Directors of Enersis with regard to the Reorganization. The scope of such consulting will be equivalent to those provided in the Chilean Companies Act Law No. 18,046 in its Article 147, regarding independent evaluators

In accordance with the above, in its capacity as consultant of the Board of Directors, IM Trust prepared this report which contains among others the following elements:

A description of the proposed Reorganization

An assessment of whether the Reorganization helps the best interest of Enersis

An estimate of the relative holdings in the ENI Américas merger, which in our view on today’s date would be consistent with market terms As part of the analysis, IM Trust has included the following in the report:

An analysis of potential impacts on the value and risks with regard to the reorganization, in order to estimate if it contributes to the best interest of Enersis and the rational strategic

An estimate of relative shares for the merger between ENI Americas, EOC Americas and Chilectra Americas within the framework of the reorganization Note that for not being within the scope of this advice, this report does not consider:

An analysis of the advantages and disadvantages of alternative structures or alternative implementation mechanisms to carry out the reorganization that is evaluated here

A detailed analysis of the technical, commercial, legal and/or other type of feasibility of the implementation of the Reorganization

Strictly Private and Confidential 22

DESCRIPTION OF THE REORGANIZATION 3

Strictly Private and Confidential 23

Structure of the Reorganization

IMTrust | CREDICORP capital

I Division of ENI, EOC, and Chilectra


ENEL SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
2
60.6%
60.6%
ENI Chile
ENI Américas
1
99.1%
60.0%
99.1%
60.0%
Chilectra Chile
EOC Chile
Chilectra Américas
EOC Américas

1. Division of assets outside of Chile's Chilectra and EOC in new corporations called Chilectra Américas and EOC Americas, respectively
2. Division of ENI Chilean assets into a new company named ENI Chile

New corporations originated by the Reorganization

II EOC Américas Merger and Chilectra with ENI Américas


ENEL SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
60.6%
> 50.0%
ENI Chile
ENI Américas
Chilectra Américas
EOC Américas
Merger by absorption
99.1%
60.0%
Chilectra Chile
EOC Chile

- Merger by absorption by ENI Américas of the corporations Chilectra Américas and EOC Américas
- The relations of exchange for the merger will be defined in the respective boards of shareholders who approve the merger
- ENI Américas and Chile ENI would be domiciled in Chile

Strictly Private and Confidential 24

Current Shareholder Structure of Enersis

Below is the current shareholder structure of ENI on main companies

60% 99%

After complete the Reorganization, the holdings of ENI, EOC, and Chilectra in corporations outside of Chile would completely be passed on to ENI Américas

Latinoamérica exChile Chile

84% 84% 45% 76% 40% 61%

37% Fortaleza 37% CIEN 76% Costanera - Edelnor - Dock Sud 96% Celta 11% 11% - 16% - 84% 92% 39% 48% 22% 61% Cachoeira 37% 17% Ampla 65% El Chocón - Codensa - Yacilec 98% Gas Atacama Dourada 11% 37% - 9% - 65% 72% 38% 20% 97% 56% 22% Coelce 1% Edesur 27% Emgesa - Cundinamarca - EEPSA 93% Pehuenche

7% 34% - 4% - 59% 31%

62% Edegel 48% Transquillota

- 82% 31% Central Shares to be included in post 45% Cemsa 51% Hidroeléctrica

Reorganization ENI Américas - de Aysen

Symbols ENI Ownership (1) (1) Propiedad ENI Generation Generatio Distribution Distribution EOC Chile(1) Ownership(1) Operational

Propiedad EOC Chile subsidiary

(1) Transmission Other

Chilectra Propiedad Ownership Chilectra (1) Transmissi Marketing (1) Direct and indirect participation

Strictly Private and Confidential 25

Analysis Proforma of the Reorganization

ENI

EBITDA(1) Decomposition 2014 (USD million)(2)

Generación Distribución

4,089

1,457

951 1,062

575 43

23% 36% 26% 14% 1%

ENI Chile pro forma ENI Américas pro forma decomposition EBITDA 2014(1) EBITDA 2014(1) Breakdown

1% 18%

100% US$ 951 US$ 3,137 million billion 47%

34%

Dx Dx

US$ 951 Gx 47% US$ 3,137 Gx 33% million 67% billion 53%

Source: the Company. Gx: Generation, Dx: Distribution

(1) Considers EBITDA consolidated, excluding “other settings”

(2) Considers exchange rate USDCLP 570, equivalent to the average of the year 2014

Strictly Private and Confidential

Proforma operating figures

23% 77%

4,089

EBITDA 3,137 2014(1) 951 (USD mm)(2)

ENI ENI ENI Chile Américas

38% 62%

16,868

Installed 10,517 capacity 6,351 (MW)

ENI ENI ENI Chile Américas

12% 88%

14.7

13.0 Distribution customers (million) 1.7

ENI ENI ENI Chile Américas

25% 75%

9.6 7.2 2015-2019 (USD billion) 2.4 investment plan ENI ENI ENI

Chile Américas

26

Allocation of cash on hand and financial debt in the Reorganization

IMTrust | CREDICORP capital

- The ENI administration has proposed the allocation criteria for the individual cash on hand and debts of ENI and EOC
- The allocation of operational cash on hand[1] in the Reorganization, in accordance with the reports by the Company, will take place based on the proportion of assets of the new resulting companies in Chile and the Americas, according to the average of their appraisals.
  - This proportion was determined according to the appraisal of the following departments studied: LarrainVial (November 2014), CorpResearch (December, 2014), Credicorp Capital (April 2015) and Citibank (April 2015)
- In the case of ENI, the remaining cash on hand that is a result of the ENI capital increase that took place in the year 2013 (US $ 1.298 billion) will be allocated 100% to ENI Americas
- The allocation of financial debt, as indicated by the company, would be done in the following way:
  - Individual financial debt of ENI would be kept at ENI Américas (successor corporation)
  - Financial debt of EOC would be kept at EOC Américas (successor corporation)

Figures in millions of USD	Cash[2]				Financial Debt[3]	Net financial debt
	Operating[1]	% allocation	Capital increase	Total		
ENI Individual	**197**	**100%**	**1,298**	**1,495**	**361**	**-1,134**
Chile	83	42%	-	83	-	-83
Américas	114	58%	1,298	1,412	361	-1,051
EOC Individual	**93**	**100%**	-	**93**	**1,303**	**1,210**
Chile	61	66%	-	61	1,303	1,242
Américas	32	34%	-	32	-	-32
Chilectra	**24**	**100%**	-	**24**	**-**	**-24**
Chile	15	63%	-	15	-	-15
Américas	9	37%	-	9	-	-9

Source: the Company

(1) For ENI excludes the cash obtained from the increase of capital in the year 2013

(2) Data as of June 2015.

Strictly Private and Confidential 27

Description of the assets involved in the reorganization (1/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[1] (2014, USD million)	Property[2] enersis	Property[2] endesa chile	Property[2] chilectra
Chile	Gx	Canela Wind Farm	• Wind farm with 78 MW of installed capacity, located in the Region of Coquimbo, Chile • It operates Canela I and Canela II wind farms	• Income: 15 • EBITDA: 7 • Net income: -30	46.1%	72.2%	0.0%
Chile	Gx	Celtic	• Generated by two thermal power stations with 182 MW of installed capacity that uses coal and oil • Company resulting from mergers between Pangue, San Isidro, Endesa Eco and Eléctrica de Tarapacá [Tarapacá Electric Company]	• Income: 559 • EBITDA: 189 • Net income: 157	61.5%	96.2%	0.0%
Chile	Gx	EOC (individual)	• Operational company specializing in generating energy	• Income: 2,059 • EBITDA: 30 • Net income: 297	60.0%	100.0%	0.0%
Chile	Gx	Gas Atacama	• Generation of electrical power based on gas natural with 781 MW of capacity installed in the North of Chile	• Income: 314 • EBITDA: 103 • Net income: 51	60.7%	98.1%	0.0%
Chile	Gx	GNL Chile	• Import and marketing of natural gas in the area Central Southern region of Chile	• Income: 6 • EBITDA: 6 • Net income: 6	20.0%	33.3%	0.0%
Chile	Gx	GNL Quinteros	• Terminal reception, unloading, storage, and regasification of natural gas	• Income: 51 • EBITDA: 51 • Net income: 51	12.0%	20.0%	0.0%
Chile	Gx	Empresa Eléctrica Pehuenche [Pehuenche Electric Company]	• Hydroelectric generation with 699 MW of installed capacity • It operates hydroelectric Pehuenche, Curillinque, and Loma Alta stations	• Income: 399 • EBITDA: 331 • Net income: 251	55.6%	92.7%	0.0%

(1) Considers individual financial figures for each asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 28

Description of the assets involved in the reorganization (2/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[1] (2014, USD million)	Property[2] enersis	Property[2] endesa chile	Property[2] chilectra
Chile	Dx	Chilectra (individual)	• Distribution and marketing of electrical power supplying around 1.7 million of customers in the Metropolitan Region, Chile	• Income: 1,973 • EBITDA: 318 • Net income: 327	99.1%	0.0%	100.0%
Chile	Dx	Empresa Eléctrica de Colina [Colina Electric Company]	• Distribution and marketing of electric power in the commune of Colina, Metropolitan Region, Chile	• Income: 13 • EBITDA: 2 • Net income: 2	99.1%	0.0%	100.0%
Chile	Dx	Luz Andes [Andes Electricity]	• Distribution and marketing of electric power in Farellones, Metropolitan Region, Chile	• Income: 2 • EBITDA: 0 • Net income: 1	99.1%	0.0%	99.9%
Chile	Tx	Electrogas	• Gas pipeline of 121 km between the Metropolitan Region and Region V, Chile	• Income: 19 • EBITDA: 19 • Net income: 19	25.5%	42.5%	0.0%
Chile	Tx	Transquillota	• Transmission of electrical energy in Region V, Chile	• Income: 5 • EBITDA: 4 • Net income: 2	30.7%	48.1%	0.0%
Chile	Others	Computer and real estate services	• Computer and real estate services business • Company resulting from the merger of Inmobiliaria Manso Velasco [Manso Velasco Real Estate] and ICT Servicios Informáticos [ICT Computer Services]	• Income: 9 • EBITDA: -3 • Net income: -2	100.0%	0.0%	0.0%
Chile	Holding	ENI (individual)	• Holding company with holdings in power, distribution and transmission of energy companies	• Income: 72 • EBITDA: -31 • Net income: 813	100.0%	0.0%	0.0%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 29

Description of the assets involved in the reorganization (3/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[1] (2014, USD million)	Property[1] enersis	endesa chile	chilectra
Chile	Holding	Hidroaysén	• Society under which the hydroelectric power station projects would be developed in the Region of Aysén, Chile	• Income: 0 • EBITDA: -18 • Net income: -12	30.6%	51.0%	0.0%
Chile	Holding	Chilectra Inversud	• Chilectra abroad Investment company	• Income: 0 • EBITDA: -1 • Net income: 34	99.1%	0.0%	100.0%
Argentina	Gx	Hidroeléctrica El Chocón [El Chocón Hydroelectrical]	• Hydroelectric generation company with 1,325 MW of installed capacity • It operates El Chocón and Arroyito stations	• Income: 53 • EBITDA: 28 • Net income: 19	39.2%	65.4%	0.0%
Argentina	Gx	Endesa Costanera	• Turbo-steam generation combined cycle 2.324 MW installed capacity using natural gas and fuel oil	• Income: 132 • EBITDA: 52 • Net income: 80	45.4%	75.7%	0.0%
Argentina	Gx	Central Dock Sud	• Thermal electric energy generation with 870 MW of installed capacity • Operates in the town of Dock Sud, Buenos Aires, Argentina	• Income: 108 • EBITDA: 27 • Net income: -42	40.2%	0.0%	0.0%
Argentina	Dx	Edesur	• Distribution and sale of electricity in the city of Buenos Aires and residential areas in the south of the city • Supply to around 2.5 million customers, with sales of 18.025 GWh of energy during the 2014	• Income: 651 • EBITDA: -66 • Net income: -150	71.6%	0.5%	34.0%
Argentina	Tx	Cía. de Transmisión del Mercosur (CTM) [Mercosur Transmission Company]	• High voltage electric transmission company	• Income: 3 • EBITDA: 2 • Net income: -18	84.4%	37.1%	11.3%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 30

Description of the assets involved in the reorganization (4/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures(1) (2014, USD million)	Property(1) enersis	Property(1) endesa chile	Property(1) chilectra
Argentina	Tx	Transportadora de Energía del Mercosur (Tesa) [Mercosur Energy Transporter]	• High voltage electric transmission company	• Income: 3 • EBITDA: 2 • Net income: -23	84.4%	37.1%	11.3%
Argentina	Others	Endesa Cemsa	• Wholesale purchase and retail of electricity produced and consumed by third parties	• Income: 2 • EBITDA: -1 • Net income: -1	82.0%	45.0%	0.0%
Argentina	Holding	Southern Cone Power Argentina	• Holding companies specializing in generating energy	• Income: 0 • EBITDA: 0 • Net income: 0	60.0%	100.0%	0.0%
Argentina	Holding	Distrilec investment	• Holding companies specializing in energy distribution	• Income: 0 • EBITDA: 0 • Net income: 0	50.9%	0.9%	23.4%
Argentina	Holding	Endesa Argentina	• Holding companies specializing in generating, transporting and distributing energy	• Income: 0 • EBITDA: 0 • Net income: 1	60.0%	100.0%	0.0%
Argentina	Holding	Hidroinvest	• Holding company of companies specializing in generating energy	• Income: 0 • EBITDA: 0 • Net income: 0	57.6%	96.1%	0.0%
Brazil	Gx	Cachoeira Dorada	• Hydroelectric generation from 10 run-of-the-river plants with installed capacity of 655 MW, all in the State of Goiás, Brazil	• Income: 279 • EBITDA: 138 • Net income: 125	84.2%	37.0%	11.2%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 31

Description of the assets involved in the reorganization (5/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[(1)] (2014, USD million)	Property[(1)] enersis	endesa chile	chilectra
Brazil	Gx	Fortaleza	• Thermal power plant of combined-cycle using natural gas 322 MW of installed capacity, located in the municipality of Caucaia, Brazil	• Income: 370 • EBITDA: 77 • Net income: 42	84.4%	37.1%	11.3%
Brazil	Dx	Coelce	• Distribution and sale of electrical energy in Caerá, Brazil • Supply to around 3.6 million customers, with sales of 11.177 GWh of energy during the 2014	• Income: 1,539 • EBITDA: 300 • Net income: 100	64.9%	21.9%	6.6%
Brazil	Dx	Ampla Energía [Ampla Energy]	• Distribution and marketing of electric power in the State of Rio de Janeiro, Brazil, supplying around 2.9 million customers and sales of 11.701 GWh of energy during the 2014	• Income: 1,917 • EBITDA: 452 • Net income: 89	92.0%	17.4%	36.6%
Brazil	Tx	Cien	• Operates an interconnected system with a total length of 1,000 km	• Income: 119 • EBITDA: 96 • Net income: 60	84.4%	37.1%	11.3%
Brazil	Others	EN-Brasil Comercio y Servicios [Brazil Business and Services]	• It offers integrated solutions to its customers on energy issues • It serves more than 600 thousand customers	• Income: 10 • EBITDA: 1 • Net income: 0	84.4%	37.1%	11.3%
Brazil	Holding	Enel Brasil [Enel Brazil]	• Holding company that gathers and manages assets of ENI, EOC and Chilectra in Brazil	• Income: 0 • EBITDA: -18 • Net income: 288	84.4%	37.1%	11.3%
Colombia	Gx	Emgesa	• Operates 9 hydroelectric and thermal 2, with installed capacity of 2.915 MW • Company resulting from the merger between Emgesa and Betania hydroelectric	• Income: 1,318 • EBITDA: 865 • Net income: 505	37.7%	26.9%	0.0%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 32

Description of the assets involved in the reorganization (6/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[1] (2014, USD million)	Property[1] enersis	endesa chile	chilectra
Colombia	Dx	Codensa	• Distribution and sale of electrical energy in Bogotá, Colombia • Supply to around 2.7 million customers, with sales of 13.667 GWh of energy during the 2014	• Income: 1,719 • EBITDA: 589 • Net income: 268	48.4%	0.0%	9.4%
Colombia	Dx	Empresa de Energía de Cundinamarca (EEC) [Cundinamarca Power Company]	• Distribution and sale of electrical energy in Cundinamarca Department, Colombia	• Income: 156 • EBITDA: 37 • Net income: 11	19.5%	0.0%	3.8%
Colombia	Others	Emgesa Panamá	• Purchase, sale, import, and export of electrical energy	• Income: 0 • EBITDA: 0 • Net income: 0	37.7%	26.9%	0.0%
Colombia	Others	Sociedad Portuaria Central Cartagena [Cartagena Central Port Company]	• Logistical company of works and operations of piers and ports	• Income: 0 • EBITDA: 0 • Net income: 0	38.2%	25.5%	0.5%
Peru	Gx	Chinango	• Operates two run-of-the-river hydroelectric power stations with 194 MW of installed capacity	• Income: 61 • EBITDA: 42 • Net income: 26	46.9%	50.0%	0.0%
Peru	Gx	Edegel	• Operates five hydroelectric power stations and two thermal power plants (ex. Chinango) with around 1,458 MW of installed capacity	• Income: 560 • EBITDA: 282 • Net income: 186	58.6%	62.5%	0.0%
Peru	Gx	Empresa Eléctrica de Colina [Colina Electric Company]	• Operates two open-cycle thermal plants with installed capacity of 297 MW in Talara, Peru	• Income: 89 • EBITDA: 41 • Net income: 16	96.5%	0.0%	0.0%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 33

Description of the assets involved in the reorganization (7/7)

IMTrust | CREDICORP capital

Country / business		Asset	Description	Financial figures[(1)] (2014, USD million)	Property[(1)] enersis	Property endesa chile	Property chilectra
Peru	Dx	Edelnor	• Distribution and sale of electricity in the North of Lima and Callao, Peru • Supply to around 1.3 million customers, with sales of 7.359 GWh of energy during the 2014	• Income: 839 • EBITDA: 209 • Net income: 105	75.5%	0.0%	15.6%
Peru	Holding	Eléctrica Caboblanco [Caboblanco Electric]	• Holding Company controller of Empresa Eléctrica de Piura [Electric Company of Piura]	• Income: 0 • EBITDA: 0 • Net income: 3	100.0%	0.0%	0.0%
Peru	Holding	Inversiones Distrilima [Distrilima Investments]	• Holding Company controller of Edelnor	• Income: 0 • EBITDA: 0 • Net income: 31	99.7%	0.0%	30.2%
Peru	Holding	Generandes Perú	• Holding Company controller of Edegel	• Income: 0 • EBITDA: 0 • Net income: 82	75.6%	61.0%	0.0%
Peru	Holding	Generalima	• Holding Company holder of Empresa Eléctrica de Piura [Electric Company of Piura]	• Income: 0 • EBITDA: -2 • Net income: -2	100.0%	0.0%	0.0%

(1) Considers individual figures per asset. Type of exchange rate USD to local currency average for the year 2014
(2) Considers direct and indirect participation

Strictly Private and Confidential 34

GENERAL CONSIDERATIONS AND ANALYTICAL

SCHEME 4

Strictly Private and Confidential 35

Information used

1. The company enabled a virtual data room through which the following was delivered:

Presentations made to the Directorate by the administration of ENI with respect to reorganization

Presentations made by the administration of ENI with regard to the operations that it maintains through their subsidiaries in the different markets

Historical financial information for the periods December 2013, December 2014 and June 2015 for each of the companies involved in the Reorganization

Protected financial information for the period 2015-2020 for each of the companies involved in the reorganization, which:

- They were updated during October 2015 according to the business plans of each asset and the market conditions in the respective countries

- They were sent to IM Trust on October 17, 2015

- They are the same ones delivered to the various ENI, EOC, and Chilectra appraisers within the framework of the Reorganization

- They were approved by the company’s management and known by the Board of Directors of ENI

Information and estimates on the impact of the Reorganization: tax effects, efficiencies plan, the transaction costs and criteria for allocation of cash on hand and debt

2. Meetings with the administration and technical equipment of ENI

Working meetings were held with the administration of the Company

IM Trust asked questions to ENI, which were answered through the data room, along with other questions made by other appraisers of ENI in the framework of the Reorganization

3. Public information is available on the market: financial and market information services, analyst reports, etc.

It should be noted that:

ENI, EOC, and Chilectra are open companies in the Santiago Stock Exchange and, in addition, ENI and EOC are listed in the New York Stock Exchange (NYSE), and therefore these companies are supervised by national and international regulatory bodies, including the SVS, the Securities and Exchange Commission (SEC) and other local regulatory agencies in the countries where it operates

The analysis carried out by IM Trust did not contemplate a due diligence of ENI, EOC, Chilectra or societies involved in the Reorganization. With regard to accounting, legal, tax, and regulatory issues, the Company was requested its best estimate, opinion, or projection regarding the impact of the Reorganization. These estimates, opinions, or projections have not been independently verified by experts different from those that attended the Company in the formulation of the responses and have not been verified independently by IM Trust

Strictly Private and Confidential 36

General considerations used in the report

According to information made available by Enersis and the views contained in the replies provided by Enersis IM Trust, with regard to the Reorganization we have assumed the following:

It is permitted by Chilean legislation and the other countries where ENI, EOC, and Chilectra operates (Brazil, Colombia, Peru, and Argentina) and it does not violate any rule in any jurisdiction applicable to ENI, EOC, and Chilectra

It does not cause regulatory, environmental effects, or adverse competition for ENI, EOC and/or Chilectra, its subsidiaries and/or successors and/or those arising on the occasion of the Reorganization

It does affect or violate agreements with associates, providers, clients or any counterpart of ENI, EOC and/or Chilectra, its subsidiaries and/or successors and/or those arising on the occasion of the Reorganization

It does not involve accounting or tax effects which could negatively impact the results of ENI, EOC and/or Chilectra, its subsidiaries and/or successor companies and/or those arising on the occasion of the reorganization beyond those considered in the present report on the basis of the information provided by the company

It does create not new contingencies for ENI, EOC and/or Chilectra, its subsidiaries and/or successors and/or those arising on the occasion of the Reorganization

It does not affect or violate agreements in credit or creditor contracts of ENI, EOC, Chilectra and/or their subsidiaries that originate material effects in the results of any of these corporations, among which are breach, cross-default, or cross-acceleration events, and/or increases of financial costs

It is not incurred in liability management processes which mean material costs for ENI, EOC, and/or Chilectra, its subsidiaries and/or successor companies and/or arising on the occasion of the reorganization, beyond those considered in the present report on the basis of the information provided by the company

In terms of its stages, it is carried out in it entirety from the division of ENI, EOC and Chilectra, and until the merger of ENI Américas, EOC Américas and Chilectra Américas, under the proposed terms and at a reasonable amount of time

This analysis does not include a scenario in which once the division of ENI, EOC and Chilectra has taken place, the merger in ENI Americas is not completed in the time and manner as planned by Enersis

As a result of the Reorganization, ENI Américas, ENI Chile, and/or EOC Chile will not have an international credit rating below investment grade by any of the following risk classifiers: Moody’s, Standard & Poor’s and/or Fitch Ratings

Divided, successor and merged corporations are still listed and traded in the same markets and stock exchanges where ENI, EOC, and Chilectra are listed and traded, as appropriate

None of the operations involved or that arise due to the Reorganization would require the contribution of additional financial resources from the shareholders of ENI, EOC, and/or Chilectra

The fact that the Reorganization is carried out or does not affect the commitment of Endesa, S.A. and Enel S.p.A., to maintain Enersis and Endesa, S.A. (or the successor company(ies) or those arising from it), except for Enel Green Power S.p.A.(1), as a unique vehicle for investment in South America.

If the Reorganization does not take place, the current situation at Enersis would be maintained in terms of the consolidation, management, and political and economic rights of the holdings involved in the Reorganization

(1) This commitment was established by the Enersis shareholders on December 20, 2012

Strictly Private and Confidential 37

Assessment Framework

- The following Analytical Scheme in this report is as follows:

Reorganization Strategic Rationale

Management of shareholder structure	Model of business organization	Efficiencies plan

Impact of the Reorganization on the Market Value of Enersis

Stock Market and Market Factors

Holding Company Discount	Stock market liquidity	Potential impacts on the risk rating

Direct cash flow impacts from the reorganization in the value of Enersis

Cash Flow Factors

Impacts on EBITDA	Tax Impact	Transaction Costs

Risks of the Reorganization

Risks of execution

- Probability that the division is executed and the merger is not implemented or delayed.

Risk of loss of investment grade

- Probability that some of the successors or companies resulting from the Reorganization lose the investment grade status

Estimate of relative holdings of the merger in ENI Americas

1. Valuations:
   i. ENI Américas
   ii. EOC Américas
   iii. Chilectra Américas
2. Relative holdings of the merger

Discounted cash flow

Stock market capitalizations and multiples of market

Strictly Private and Confidential 38

CONSIDERATIONS OF THE BUSINESS MODEL 5

Strictly Private and Confidential 39

View of the Enel Business Model

Enel shows a preference for a business model that is segmented by geographical market

Structure of ENEL according to major companies listed throughout the world


Enel (BIT)
Endesa (CATS)
Enersis (SSE)
Enel Russia (MICEX)
Enel Green Power (BIT)
Endesa Chile (SSE)
Companies listed by a geographical criterion
Company listed by business type

Diversified operations throughout the world


North America
Capacity: 2.1 GW
Europe
Capacity: 66.5 GW
Customers: 45.8 mm
Russia
Capacity: 9.1 GW
Mexico and Central America
Capacity: 0.8 GW
Latin America
Capacity: 17.4 GW
Customers: 14.4 million
Africa
Capacity: 0.1 GW

Recent Reorganization of Endesa Spain


Enel
100.0%
Enel Iberoamérica
92.1%
Endesa España
20.3%
100.0%
Enel Latinoamérica
40.3%
Enersis
Enel
100.0%
Enel Iberoamérica
60.6%
70.1%
Enersis
Endesa España
Listed companies
Private companies

LatAm, the Main Destination for Investment


EBITDA 2014
2015-19 CapEx Plan
Spain and Portugal 20%
Italy 40%
US$20.929 billion
LatAm 20%
Eastern Europe and others 8%
Renewable energies 12%
Eastern Europe and others 15%
Italy 28%
LatAm 40%
US$38.224 billion
Spain and Portugal 17%

Source: Enel
Considers USDEUR exchange rate to be 0.75 for 2014 EBITDA and 0.8895 for the capex plan

Strictly Private and Confidential 40

Organizational Structure of Main Integrated Electric Power Companies (Europe)

IMTrust | CREDICORP capital

Among the European companies there are different preferences with regard to organizational structures, where Iberdrola and EDF primarily show geographical segmentation, and others such as E.ON are moving to a model by business

Company	Country	Market Capitalization (million USD)	Businesses			Countries served	Organizational structure	
			Gx	Dx	Tx		Primary units	Criterion
IBERDROLA		44,651	✓	✓	✓	• Europe • United States • Latin America	• Iberdrola España • *Scottish Power* • Iberdrola USA / Iberdrola México / Iberdrola Brasil	Geographical
engie		42,413	✓	✓	✓	• Europe • Latin America • Asia/Africa	• International (Brazil, Peru, Chile Others • Europe • Gas / Infrastructure / Services	Mixed/ Geographical
EDF		35,277	✓	✓	✓	• France • United Kingdom • Italy/Others	•France •United Kingdom •Italy/Others	Geographical
sse		23,965	✓	✓		• United Kingdom	• Sales • Network (Generation and Distribution) • Retail	Business
gasNatural fenosa		21,887	✓	✓	✓	• Europe • Latin America	• International Generation / Regulated Business • Retail / Wholesale energy business • Latin America	Mixed
e.on		20,728	✓	✓		• lEurope • lUnited States	• In a process of a spin-off • **Future E.ON:** Renewables, Distribution • **Uniper:** Generation, Trading, Exploration	Business
centrica		17,805	✓	✓		• United Kingdom • USA/Others • Ireland	• British Gas – United Kingdom / Bord Gais - Ireland • Direct Energia – United States • Generation, Transmssion, Trading and Storage	Mixed
edp		13,375	✓	✓		• Portugal • Spain • BRazil	• Iberia • EDP Brasil • EDPRenewables	Geographical

Source: Capital IQ, IM Trust and reports from the various companies Data as of October 28, 2015

Strictly Private and Confidential 41

Organizational Structure of Main Integrated Electric Power Companies (except Europe)

IMTrust | CREDICORP capital

Companies with a presence in regions other than their country of origin show an organizational structure with mixed segmentation involving business and geography (Duke Energy, Sempra Energy) or mainly geographic segmentation (AES)

Company	Country	Market Capitalization (million USD)	Businesses			Countries served	Organizational structure	
			Gx	Dx	Tx		Primary units	Criterion
Duke Energy	United States	49,250	✓	✓	✓	• United States • Latin America	• *Utilities* regulated in United States (Gx, Dx) • International business • Commercial portfolio in the US	Mixed
AEP Energy	United States	28,011	✓	✓	✓	• United States	• Vertically integrated utilities • Transmission and generation utilities • Generation and marketing • AEP Renewable Energies	Business
Exelon	United States	24,608	✓	✓	✓	• United States • Canada	• Generation • Energy Sales • Distribution	Business
Sempra Energy	United States	25,017	✓	✓	✓	• United States • Mexico • Peru & Chile	• Distribution in the US • Generation in the US • International distribution and gas	Mixed
Tenaga Nasional	Malaysia	16,848	✓	✓	✓	• Malaysia • Asia-Pacific • Others	• Generation • Distribution • Transmission	Business
AES	United States	7,593	✓	✓		United States Countries in the Americas, Europe, Asia and Africa	• Estados Unidos • México, Centro América y Caribe • Andes, Brasil • Europa, Asia	Geography
Origin	Australia	5,847	✓	✓		• Australia • New Zealand • Asia-Pacific • Others	• Energy markets • Exploration & Production • LNG • Others	Business

Source: Capital IQ, IM Trust and reports from the various companies Data as of October 28, 2015

Strictly Private and Confidential 42

Multinational companies with stock market presence in Chile and LatAm

Multinational companies with presence in Latin America mainly have a geographic segmentation, with companies listed by country and América Móvil being the only holding company listed with subsidiaries in other LatAm countries

Companies - Description

Spanish bank with a presence in 23 countries in Europe and America

It has 117 million customers

Market capitalization of US$ 81.455 billion

Spanish bank with a presence in 31 countries throughout the world

It has 51 million customers

Market capitalization of US$ 56.159 billion

Spanish company dedicated to the management of water and the environment with activities in 24 countries

Company not listed on the stock exchange

Mexican telecommunications company with presence in 18 countries in America and 7 in Europe

Market capitalization of US$ 56.836 billion

Spanish telecommunications company with a presence in 21 countries in Europe and America

Market capitalization of US$ 63.295 billion

Presence in LatAm

Stock market presence

Santander-Chile (SSE)

Santander Brasil (BOVESPA)

Santander México (BMV)

Santander Río (BASE)

BBVA Chile (SSE)

BBVA Bancomer (BMV)

BBVA Colombia (BVC)

BBVA Continental (BVL)

BBVA Francés (BASE)

BBVA Provincial (CCSE)

Aguas Andinas (SSE)

Corporation only for its Chile operation

América Móvil (BMV)

Holding company in Mexico that has as subsidiaries with the rest of the companies in LatAm

Telefónica Chile (SSE)

Telefónica Brasil (BOVESPA)

Telefónica del Perú (BVL)

Source: Information published by various companies and Capital IQ. Data as of October 28, 2015

Strictly Private and Confidential 43

IMPACT OF THE REORGANIZATION ON THE

MARKET VALUE OF ENERSIS 6 i. Holding Discount Considerations

Strictly Private and Confidential 44

ENI stock situation

IMTrust | CREDICORP capital

Ever since the capital increase, ENI has had a cumulative yield of 14% on the IPSA and 18% above the average of other integrated electric power companies in LatAm.

Ever since the announcement of the Reorganization, the return of ENI has been in line with the IPSA and the markets where it operates

Evolution of ENI's share price[1]



240
210
180
150
120
4/21/2015
Reorganization announcement
CLP 217.7
3/26/2013
Capital increase
CLP 182.0
10/28/2015
Closing price
CLP 184.2
1/29/2014
Minimum price, last three years (U3A)
CLP 144.0
oct-12 abr-13 oct-13 abr-14 oct-14 abr-15
110
100
90
80
70
60
abr-15 ago-15
90,9 MERVAL
86,1 IPSA
84,6 ENI
78,6 IGBVL
78,0 COLCAP
67,5BOVESPA

ENI's Return with Respect to Comparable Entities in LatAm and the IPSA



140
120
100
80
60
40
mar-13 sep-13 mar-14 sep-14 mar-15 sep-15
131,1
124,1
106,7
105,2
105,0
101,2
99,4
93,1
87,2
86,3
75,2
54,3
46,4
IPSA

EV/EBITDA and Price/Earnings 2015E

	EV/EBITDA	P/U
Promedio (ex. ENI)	7.4 x	18.7 x
Mediana (ex. ENI)	7.7 x	17.4 x



EV / EBITDA
Precio / Utilidad
6.5x 12.1x
9.8x 17.4x
6.1x 12.1x
4.5x 3.6x
6.4x 6.9x
9.3x 21.3x
7.7x 59.1x
8.1x 19.2x
Brazil
Colombia
Arg.

Difference between target and actual price[2]



19.2%
25.4%
13.9%
40.8%
20.0%
6.7%
37.9%
Brazil
Colombia

Source: +Bloomberg, Capital IQ and IM Trust. Data as of October 28, 2015

(1) The return of each of the indicators considers variations in exchange rate of the local currency vs. USD on a percent basis. For Argentina, the blue chip swap rate for the dollar was assumed

(2) Target price assumes the average target price over twelve months of the think tanks with recommendations within the last three months

Strictly Private and Confidential 45

Electric Power Sector Multiples in LatAm Used as References for the Valuation

10.1x 11.1x 10.7x 10.3x 9.6x 9.7x

9.3x 9.2x

8.3x 7.8x

6.6x 6.4x 7.0x 7.1x 6.4x

5.1x 5.9x

3.9x 3.3x 3.3x

2.6x 2.0x

2015E

EBITDA n.d. n.d.

/ 2016E

Multiples EV (1) (1)

19.2x 20.6x 19.6x 19.8x 19.5x 19.0x 18.0x 17.6x 17.9x 16.7x 13.5x

Trading 13.4x 12.4x 12.7x 10.2x 11.7x

9.5x 9.4x 8.4x

Earnings 7.4x 6.5x 6.8x 6.0x 2015E

Gx: / n.d. 2016E

Price (1) (1)

11.0x 10.6x 10.9x

10.1x 9.7x

9.1x

7.2x

4.7x 5.5x 6.2x 5.9x 6.2x 5.9x

4.3x 2015E

EBITDA 2016E

n.d. n.d.

/

EV (1)

Multiples (2)

17.0x 16.2x

13.1x 12.6x

10.9x 11.6x 11.0x

9.1x 8.6x

Trading 7.7x 7.5x

6.2x 6.6x 6.1x

Earnings 2015E

Dx: / n.d. n.d. 2016E (1)

Price (2)

Source: Capital IQ, Enersis and IM Trust. Data as of October 28, 2015 (1) For the Argentine companies the multiple average of the last 30 days to the date was used

(2) For purposes of valuation by multiples and in consideration of other previous transactions involving electric power Dx companies, the following multiples were used for Chilectra: 2015E EV/EBITDA of 10.5x, 2016E EV/EBITDA of 10.0x, 2015E Price/Earnings 16.0x and 2016E Price/Earnings of 15.5x

Strictly Private and Confidential 46

Multiples used for the appraisal and companies valued according to their stock market capitalization

With the exception of companies that were valued according to their stock market capitalization (see box to the lower right), the rest of companies have been valued according to the market multiples shown below

EV/EBITDAPricePr cio/Utilidad/ Earnings

2015E2016E2015E2016E

Generation business

Average 2.9x2.6x9.3x7.2x

Argentina(1) Median 2.9x2.6x9.3x7.2x

Multiple used 2.9x2.6x9.3x7.2x

Average 6.2x6.9x11.2x11.8x

Brasil Median 5.1x7.0x7.4x12.4x

Multiple used 5.1x7.0x7.4x12.4x

Average 9.5x8.7x19.1x16.9x

Chile Median 10.2x8.8x19.1x17.3x

Multiple used 10.2x8.8x19.1x17.3x

Average 9.2x9.7x17.9x19.5x

Colombia Median 9.2x9.7x17.9x19.5x

Multiple used 9.2x9.7x17.9x19.5x

Average 7.1x6.4x11.5x9.4x

Perú Median 7.1x6.4x11.5x9.4x

Multiple used 7.1x6.4x11.5x9.4x

Distribution business

Average 6.2x5.9x11.0x7.5x

Argentina(1) Median 6.2x5.9x11.0x7.5x

Multiple used 6.2x5.9x11.0x7.5x

Average 7.6x6.3x8.4x8.0x

Brasil Median 7.2x5.5x7.7x6.2x

Multiple used 7.2x5.5x7.7x6.2x

Average 11.0x10.6x17.0x16.2x

Chile Median 11.0x10.6x17.0x16.2x

Multiple used 10.5x10.0x16.0x15.5x

Average NANANANA

Colombia Median NANANANA

Multiple used 8.2x7.8x11.1x10.6x

Average 8.2x7.8x11.1x10,6x

Perú Median 8.2x7.8x11.1x10.6x

Multiple used 8.2x7.8x11.1x10.6x

EV/EBITDAPricePrecio/Utilidad/ Earnings

2015E2016E2015E2016E

Transmission business

Average 5.1x4.5x22.3x17.5x

Argentina(1) Median 5.1x4.5x22.3x17.5x

Multiple used 5.1x4.5x22.3x17.5x

Average 11.1x9.2x13.2x9.9x

Brasil Median 8.2x8.2x14.9x10.7x

Multiple used 8.2x8.2x14.9x10.7x

Average 8.2x8.8x12.9x9.5x

MILA Median 8.2x8.8x12.9x9.5x

Multiple used 8.2x8.8x12.9x9.5x

NegocioGasttransportationa s rte de gasbusiness

Average 5.0x4.6x11.7x7.8x

LatAm Median 5.2x4.4x10.7x7.8x

Multiple used 5.2x4.4x10.7x7.8x

Companies valued according to their market capitalization(4)

Company ENIEOCChilectra

Participation(5) Participation(5)Participation(5)

Endesa Costanera 45.4% 75.7%0.0%

Coelce 64.9%21.9%6.6%

Ampla Energía

[Ampla Energy] 92.0% 17.4%36.6%

Edegel 58.6%62.5%0.0%

Edelnor 75.5%0.0%15.6%

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015 (1) For the Argentine companies the multiple average of the last 30 days to the date was used

(2) For purposes of valuation by multiples and in consideration of other previous transactions involving electric power Dx companies, the following multiples were used for Chilectra: 2015E EV/EBITDA of 10.5x, 2016E EV/EBITDA of 10.0x, 2015E Price/Earnings 16.0x and 2016E Price/Earnings of 15.5x (3) Considering that there are no companies listed in Colombia solely dedicated to distribution, for the appraisal of assets in Colombia the sample of comparable companies of Peru was considered.

(4) Empresa Eléctrica Pehuenche not was valued according to its market capitalization, given the liquidity of said company (5) Considers direct and indirect participation

Strictly Private and Confidential 47

Preliminary Valuation According to ENI, EOC and Chilectra Market Criteria

Valuation according to the trading multiples of comparable companies and market capitalization of listed and liquid subsidiaries, made based on Company projections

Equity Valuation by Sum of Parts (Millions of USD)(1) Value by Business(2)

47% 4% 17% 17% 13% 3%

22% Tx

16,831 3% 2,185 430 2,843 13,154

Gx 7,866 681 2,825 56%

ENI

Dx 41%

Holding Capitalización en Chile + Caja de mercado

68% 3% 8% 10% 12%

13% Tx

1,388 11,974 2% 1,236 10,457 Dx 941 8,097 311

EOC 3%

Gx

Capitalización 95% de mercado

Gx

71% 5% 15% 5% 4%

3%

20% Tx

214 155 4,176

625 1% 3,348 2,970 212

Chilectra

Dx

Capitalización

96% de mercado

(1) Valuation made based on Year 2015 and 2016 results projected by ENI’s management

(2) Considering the value of the generation (Gx), distribution (Dx) and transmission (Tx) businesses. Not considering the valuation of the holding companies and corporations in markets other than the aforementioned

Strictly Private and Confidential 48

ENI, EOC and Chilectra Holding Company Discount

IMTrust | CREDICORP capital

ENI Holding Company Discount (Millions of USD)


16,831
910
1,517 x 60%
821
829 x 99%
1,945
13,154
Total implicit discount
22%
Total: USD 3,676 million
Valuation by multiples @ CLP 236 p.a.
Implicit EOC discount
Implicit Chilectra discount
Other discounts
Current market capitalization @ CLP 184 p.a.

EOC Holding Company Discount (Millions of USD)


11,974
1,517
13%
10,457
Valuation by multiples @ CLP 1004 p.a.
Implicit discount
Current market capitalization @ CLP 876 p.a.

Chilectra Holding Company Discount (Millions of USD)


4,176
829
20%
3,348
Valuation by multiples @ CLP 2.495 p.a.
Implicit discount
Current market capitalization @ CLP 2.000 p.a.

- **Enersis' holding discount is estimated at 22%**
  - 25% would come from EOC's discount
  - 22% would come from Chilectra's discount
- The holding company discount could be generated by the following factors, among others:
  - i. **Structural subordination** to the cash flows generated by the operating subsidiaries
  - ii. **Conglomerate effect:** diversification of assets not necessarily desired by investors
  - iii. **Direct access to operating subsidiaries** listed at the stock exchange with relevant liquidity
  - iv. ***Complexity of the holding* structure** and decision making
  - v. **Difference in relative liquidity** between the holding corporation and its listed subsidiaries

Considering the USDCLP exchange rate to be 687.5

Strictly Private and Confidential
49

ENI, EOC and Chilectra holding discount in the context of the Chilean market

IMTrust | CREDICORP capital

Enersis' holding company discount would be in the range for holding company discounts in Chile, which range from IAM (holding company with low diversification and complexity) up to Quiñenco and Antarchile (highly diversified and complex holding companies)

Holding Companies in Chile with Underlying Assets Listed on the Stock Exchange[1]

Holding Corporation	Underlying asset(s) listed on stock exchange
Antarchile	Copec, Colbún
Almendral	Entel
IAM	Aguas Andinas
Quiñenco	Banco de Chile, CSAV, CCU, SAAM, Techpack
Campos Chilenos[2]	Iansa

Current Holding Company Discounts in Chile and those of ENI, EOC and Chilectra



Mediana ex ENI, EOC y Chilectra
29%
12%
13%
20%
22%
23%
29%
33%
40%
IAM
EOC
Chilectra
ENI
Almendral
Campos Chilenos (2)
Quiñenco
Antarchile

Evolution of Holding Company Discounts in Chile from 2012 to the Present



Campos Chilenos(2)
Antarchile
Almendral
IAM
Quiñenco
60%
50%
40%
30%
20%
10%
0%
2012
2013
2014
2015
40%
33%
29%
23%
12%

	Prom.	Max.	Mín.	Actual
Campos Chilenos[2]	36%	46%	9%	29%
Antarchile	40%	45%	33%	40%
Almendral	20%	29%	9%	23%
IAM	13%	37%	3%	12%
Quiñenco	37%	49%	23%	33%
Average	29%	41%	16%	27%
Median	36%	45%	9%	29%

Source: IM Trust, Bloomberg and SVS as of October 28, 2015

(1) The following was not considered in the assessment of the holding companies: Pampa Calichera (parent company of SQM) and Invercap (parent company of CAP), due to recent great variation in market valuations

(2) The current discount considers the discount as of the day of the announcement of the ED & F Man OPA by Empresas Iansa and Inversiones Campos Chilenos (June 22, 2015)

Strictly Private and Confidential 50

Source of Decrease of Holding Company Discount: Possible Market Revaluations

IMTrust | CREDICORP capital

There could be a space for the decrease of the ENI holding discount because of a potential revaluation effect of EOC Chile and Chilectra Chile in the mean reached by multiples of comparable companies that have different rates and growth strategies

ENI Chile

Potential discount similar to IAM (12%)

EOC Chile

- ✓ Operating company
- ✓ Pure play Gx
- ✓ Pure play in Chile
- ✓ Relevant float
- ✓ Chilean Gx companies with relevant liquidity

Chilectra Chile

- ✓ Operating company
- ✓ Pure play Dx
- ✓ Pure play in Chile
- Reduced float
- There are no listed Chilean Dx companies; Main entity of reference: Aguas Andinas

ENI Américas

Chilectra Américas	**ENI Américas**

Potential discount similar to IAM (22%)

- Holding company
- Integrated Gx and Dx company
- Exposure to four markets
- ✓ Relevant float
- ✓ Gx and Dx companies with liquidity in LatAm



Others3%
47% Gx
EBITDA(1) 2015E
50% Dx
24%
11%
EBITDA(1) 2015E
35%
30%

- EOC Chile and Chilectra Chile could have a revaluation effect to the extent that the market perceives a level of growth and future return at the levels of their comparable entities

- A revaluation effect would not expected at ENI Americas, as a holding company with exposure to different markets and businesses (Gx and Dx)

- **The potential savings, expressed as a reduction of the ENI holding company discount, would be conditioned to the following:**
  - **Convergence of the valuation by market multiples of EOC Chile and Chilectra Chile's with the valuations of their comparable entities in Chile**
  - **ENI Chile reaching a discount of 12%, to the extent that it becomes a light holding company with a clear and defined dividend policy**
  - **ENI Américas maintaining a discount similar to ENI's current levels (22%)**

Source: Flows submitted by the Company and IM Trust
(1) The proportional EBTDA is considered

Strictly Private and Confidential 51

Assessment on the Revaluation Space in EOC and Chilectra

EOC and Chilectra would have a revaluation up to a maximum of US$670 million and US$570 million, respectively

Possible Revaluation Space at EOC

Figures in millions of USD	EOC Chile	EOC Américas
Net worth according to preliminary valuation (page 16)	8,096	3,878
Discount for potential holding	**0%**	**22%**
Post-discount net worth for potential holding	8,096	3,031
EOC net worth with discount for potential holding	**11,127**	
EOC current market capitalization	10,457	
Additional potential value	**670**	
Additional potential value (% above current market capitalization	6.4%	



Implicit discount
13%
1,517
670
Implicit discount
7%
847
Holding discount
Potential savings
Holding discount with potential savings

Possible Revaluation Space at Chilectra

Figures in millions of USD	Chilectra Chile	Chilectra Américas
Net worth according to preliminary valuation (page 16)	2,991	1,186
Discount for potential holding	**0%**	**22%**
Post-discount net worth for potential holding	2,991	927
Chilectra net worth with discount for potential holding	**3,917**	
Chilectra current market capitalization	3,348	
Additional potential value	**570**	
Additional potential value (% above current market capitalization	17.0%	



Implicit discount
20%
829
570
Implicit discount
6%
259
Holding discount
Potential savings
Holding discount with potential savings

- It is assumed that EOC Chile and Chilectra Chile could potentially be valued by the market up to their theoretical values by market multiples
- For EOC Américas and Chilectra Américas, it is assumed that their assets are contributed to ENI Américas, maintaining a holding company discount that could potentially not be smaller than ENI's current discount

Considering the USDCLP exchange rate to be 687.5

Strictly Private and Confidential 52

Space of Decrease of the ENI Holding Company Discount

IMTrust | CREDICORP capital

The space for reduction of the ENI holding discount could be up to US$768 million, subject to (i) EOC Chile and Chilectra Chile approaching multiples of local comparables, (ii) ENI Chile becoming an efficient holding with a clear dividend policy, and (iii) ENI Américas' discount not exceeding ENI's current one

1 **Bottom-up assessment: ENI's holding company discount according to potential savings due to revaluation of EOC and Chilectra (Millions of USD)**



3,676
355
670 x 60% x (1-12%)
499
570 x 99% x (1-12%)
2,822
The potential holding company discount applies, at the IAM level
% over ENI market cap. 6.5%
854
Discount for current ENI holding
Potential savings for EOC
Potential savings for Chilectra
ENI discount with ppotential savings from EOC and Chilectra
Potential savings in the ENI holding discount

2 **Top-down assessment: ENI holding discount according to potential ENI Chile (12%) and ENI Américas (22%) discounts (Millions of USD)**



Potential discount at ENI(1)
10,890
2.037
7,503
871
6,632
8,511
Valuation ENI Chile
Valuation ENI Américas
7,503 x 12%
871
Potential discount for ENI Chile
10,890 x 22% x % of ENI un ENI Américas
2,037
Potential discount for ENI América
Difference between the current and potential discount
2,908
3,676
Potential discount for ENI holding
Actual discount for ENI holding
% over ENI market cap. 6.5%
768
Potential savings in the ENI holding discount

- ENI could reduce its holding company discount up to the lesser of both discounts calculated with the two mechanisms
  - **Up to US$768 million**

Holding company discounts in Chile



Antarchile 40%
Quiñenco 33%
Campos Chilenos 29%
Almendral 23%
ENI combinado 17%
IAM 12%

(1) For ENI Chile a potential discount of 12% is assumed (based on IAM's level of discount) and for ENI Américas, a holding discount of 22% is assumed (based on the current ENI discount level)

Strictly Private and Confidential 53

Sensitivity of the potential saving (loss of savings) in the ENI holding company discount

Sensitivity by ENI Américas and Chile ENI holding company discount

Holding discount in ENI Figures in millions of USD

Américas

22% 24% 27%

discount Chile 12% 768 535 302

ENI 17% 384 151 -82 in Potential 22% 0 -233 -466

Sensitivity according to convergence of EOC Chile of comparables and convergence of Chilectra Chile to comparables

Figures in millions of USD Convergence of EOC Chile by comparables

100% 50% 0%

of by

Chile 100% 768 677 499 comparables 50% 605 427 249 Convergence Chilectra 0% 355 178 0

Sensitivity by ENI Américas holding company discount and convergence of EOC Chile and Chilectra Chile to comparable entities

Holding discount in ENI Figures in millions of USD Américas

22% 24% 27%

by od 100% 768 535 302 and Chile Chile 50% 427 194 -39 ergence EOC comparables Conv Chilectra 0% 0 -233 -466

Sensitivity by ENI Chile holding company discount and convergence of EOC Chile and Chilectra Chile to comparable entities

Figures in millions of USD Potential discount in ENI Chile

12% 17% 22%

of by and 100% 768 384 0

Chile

Chile 50% 427 384 0 comparables Convergence EOC Chilectra 0% 0 0 0

Strictly Private and Confidential 54

IMPACT OF THE REORGANIZATION ON THE

MARKET VALUE OF ENERSIS

ii. Liquidity Considerations

Strictly Private and Confidential 55

Preliminary Pro Forma Valuation According to Market Criteria of New Corporations

Preliminary appraisal by Sum of Assets’ Parts of new vehicles from the Reorganization, which does not incorporate potential holding discounts (Millions of USD)(1)

10,890

8,096 7,503

2,991

ENI EOC Chilectra ENI Américas Chile (2) Chile Chile Post-merger (2)

Free float (%) 39.4% 40.0% 0.9% 48.1%

Free float in account potentials 2,955 3,240 27 5,236 (millions of USD)

Appraisal by multiples and market capitalization of open subsidiaries based on projections submitted by the Company

Appraisal does not considered tax impacts, synergies and one-off costs that result from the Reorganization

(1) The cash on hand and the individual debt of ENI, EOC, and Chilectra were assigned as reported by the company (2) ENI holding company costs were assigned based on information provided by the Company

Strictly Private and Confidential 56

Liquidity perspective of ENI Américas, ENI Chile and EOC in the Chilean market

According to ENI Américas, ENI Chile and EOC Chile’s pro forma estimates, said companies could be among the 15 companies with greatest market float in Chile, showing reasonable ADTV(1) levels for the Chilean market

Liquidity of Leading Companies in Chile(2)

ENI EOC ENI 30. ,0 Chile Chile Américas s) b (pro forma) (pro (pro forma)

FALABELLA

(p forma)

25. ,0

M CENCOSUD UD LAN

20. ,0 io CORPBANCA d ECL BCI CHILE me 15. ,0 AGUAS-A

BSANTANDER ENI o EOC r CCU p 10. ,0 AESGENER CMPC SQM-B t COLBUN COPEC a QUINENCO

TV/Flo 5. ,0 SM-CHILE B

0. ,0

0 1,000 . 0 2,000 2.000 3,000 . 4,000 . 5,000 5. 6,000 6.

Free float (USD mm)

Liquidity Based on the Float and ADTV (Millions of USD) of Leading Firms in Chile(3)

ADTV (USD mm) ADTV UDM / Float (bps)

26. 26,5 5 12,8 22. 2,6 6 12,6 12,8 22. 22,0 0 8.1 16.,7 13,5 , 18.,9 10.7 12,8 16. ,3 14,4 9.4 11. ,7 10.5 16. 16,4 4

12.8 12.6 12.8 8,1 13.5 10. ,2 12.6 , 12.8 14.4 9,4 0,5 5. 5,1 1 6.,7 2. 2,8 8

8.2 8,2 7.2 7,2

5.6 , 5.4 5,4 5,2 5.2 4.5 , 4.1 4,1 4,1 4,0 3,9 3,6 3.0

4.1 4.0 3.9 3.6 3.3 , , 3. 3,0 0 2. 2,6 6 2. 2,3 3 2. 2,2 2 1. 1,7 7 1,3 ,

1.3 1.1 0. 0,8 8 0.4 0,4 0.4 0,4

I E B e A N R B E i l LA EN UD as ic AN ER—h CA ile BCI S—ECL L EL S EOC r L HIL C MPC Ch BU CCU ILE HI

O C C I UA L ENCO mé COPEC AND SQM BAN O H

G C I N RC A T EN C SGENE—A

EOC RP A

ALAB ENC AE M QU T F C O S

ENI BSAN C AN Source: Bloomberg. Data as of October 28, 2015 USDCLP exchange rate: 687.5 (1) Average Daily Trading Volume

(2) The size of the circle represents the market capitalization. In order to make the calculations in a conservative way, ENI’s current discount (22%) was assumed for ENI Chile and ENI Américas and for EOC Chile the existing EOC discount (13%) was assumed (3) To calculate the new companies’ (ENI Americas, ENI Chile and EOC Chile) ADTV, the preliminary appraisal of the companies was assumed, as well as the value of the companies’ ADTV/Float of these companies would be equivalent to ENI or EOC, where appropriate

Strictly Private and Confidential 57

Liquidity perspective of ENI Américas,

ENI Chile and EOC vs. LatAm electric companies

Considering electric power utilities in LatAm and the levels of float and ADTV(1) that ENI Américas, ENI Chile, and Chile EOC could have, based on pro forma estimates, at these levels of liquidity no correlation between liquidity and valuation by multiples is observed

Liquidity of ENI Américas, ENI Chile and EOC Chile in relation to comparable companies(2)

18. ,0x ENI ENI 15. ,0x EOC Chile Américas Chile

EEB

(pro forma) (pro forma) (pro

15. ,0x AESGENER COLBUN EOC

12. ,0x forma) TRACTEBEL 2015E 12. ,0x CPFL 2015E ENERSUR

9. ,0x A , x

9.0 EDP (Brasil)

TD CELSIA ECL

6. ,0x

ENI CEMIG EDEGEL CESP

EBI / 6. ,0x

EV COPEL EV/EBITDA AES TIETE

3. ,0x

3. ,0x

0. ,0x 0. ,0x

0.,0 3. ,0 6.,0 9. ,0 12. ,0 15. ,0 0. 0,0 0 2. 2,0 0 4. ,0 6. 6,0 0 8.,0 0 10. ,0

ADTV UDM (USD millones) ADTV UDM (USD millones)

Liquidity Based on the Float and ADTV (Millions of USD) of Leading Electric Power Companies(3)

, ADTV (USD mm) ADTV UDM / Float

81.0

38,9 51.5 51,5 38,5 39,8 35,1 39.6 39,6

38.9 38.5 39.8 12,8 35.1 12,6 12,8 18. 18,2 2 12. 12,6 6 12. 12,8 8 9.,4 4 19.0 ,0 10.5 10,5 16.4 16,4 11.5 11,5 6.1 6,1 3.5

12.8 12.6 12.8 , 3. 3,4 4 13. ,8 8,2 8.2 7.8 7,8 7.3 , 7.2 7,2 6.0 , 5,9 6.0 5,4 5,2 3.5 5.4 5.2 3.9 3,9 3.6 , 3,5 3.0 3,0 2,2 1.3 2.2 1.3 1,3 1,3 1. 1,1 1 0. 0,9 9 0. 0,3 3 0. 0,3 3 0,1 0.1

G P L S E N L IA R L I S FL E OC as A T ile E ER E M P ENI ic h EC S

E E r R Chile C N EEB L G C C é TIE AG RSU E

CE COP (Brasil) m OBS IS CE E D A R OC ENI COLBUN SGE N E

EDPI T E A E E E TRACTEBEL E A

EN E L Source: Bloomberg. Data as of October 28, 2015 USDCLP exchange rate: 687.5 (1) Average Daily Trading Volume

(2) The size of the circle represents the market capitalization. In order to make the calculations in a conservative way, ENI’s current discount (22%) was assumed for ENI Chile and ENI Américas and for EOC Chile the existing EOC discount (13%) was assumed (3) To calculate the new companies’ (ENI Americas, ENI Chile and EOC Chile) ADTV, the preliminary appraisal of the companies was assumed, as well as the value of the companies’ ADTV/Float of these companies would be equivalent to ENI or EOC, where appropriate

Strictly Private and Confidential 58

Main stock market indexes that ENI and EOC are listed on

IMTrust | CREDICORP capital

According to preliminary pro forma estimates by ENI Américas, ENI Chile and EOC Chile, it would not be expected that said companies would no longer be rated in the main indexes where ENI and EOC are currently included

	Indexes	Main characteristics	ENI relative %	EOC relative %
Bolsa Comercio Santiago	IPSA	• Shares listed on the BCS with market capitalization greater than US$ 200 million • *Free float greater than* 5% • Forty corporations with greatest MTPA have been chosen[1]	9.23%	7.30%
	IGPA	• Shares listed on the BCS, whose annual transacted amounts are greater than UF 10,000 • *Free float greater than* 5%	8.02%	6.35%
	INTER - 10	• Shares that while belonging to IPSA, traded ADRs • Ten shares with greatest MTPA have been chosen[1]	20.72%	16.40%
	IGPA - *LARGE*	• IGPA shares with stock market presence greater than 25% • Corporations that classify are those which together add up to a cumulative market capitalization of 70% of the equity portfolio	12.87%	10.19%
	Utilities	• Stock market presence greater than 25% • *Free float greater than* 5% • Hold 50% or more of their assets related to the utilities sector	32.60%	25.81%
Bolsa Electrónica de Chile	Chile-65	• Sixty-five more shares representative according to their free float adjusted market capitalization • Frequency greater than 25% for the last 180 business days • Shares of companies that are control vehicles of other companies are not considered	6.96%	8.27%
S&P DOW JONES INDICES	*Latin America* 40[2]	• 40 shares with greatest stock market capitalization in Latin America (Blue chip companies) • Float-adjusted turnover greater than 30%	1.75%	1.42%
MSCI	*Emerging Markets*	• Most liquid shares with greatest stock market capitalization (large, mid and small cap) • *ATVR*[3] to 12 months greater than 10% • *ATVR* to 3 months greater than 5% • Trading greater than 70% (frequency) • *FIF*[4] or *free float* greater than 15%	0.16%	0.12%
	Emerging Markets IMI		0.32%	0.08%
	Emerging Markets Value (IMI)		0.14%	0.10%
	Emerging Markets Large Cap		0.19%	0.14%
	Emerging Markets Latin America		1.17%	0.85%
	Chile (IMI)		12.84%	9.35%
	Emerging Markets Utilities		4.81%	3.50%
FTSE	*FTSE RAFI Emerging (QSR)*	• 350 companies with greatest RAFI[5] in emerging markets	0.25%	0.15%

Source: FTSE, MSCI, BCS, Electronic Stock Exchange, ETFDB, Bloomberg (1) Weighted annual traded amount; Note: (2) ETF ILF is considered for the weightings of the "Latin America 40" index; (3) Annual Traded Value Ratio; (4) Foreign Inclusion Factor; (5) RAFI: Research Affiliates Fundamental Index (sales, cash flow, dividends, book value)

Strictly Private and Confidential 59

IMPACT OF THE REORGANIZATION ON THE MARKET

VALUE OF ENERSIS

iii. Risk rating considerations

Strictly Private and Confidential 60

Considerations on the rating of international pro forma risk of ENI Américas and ENI Chile

IMTrust | CREDICORP capital

Criterion	ENI	Consolidated (pro forma) ENI Américas	Consolidate ENI Chile (pro forma)
Size of assets	US$ 21.6 billion[(2)]	US$ 14.7 billion[(1)]	US$ 7.6 billion[(1)]
Market diversification *(Proportional 2015E EBITDA)*[(1)]	Chile 34% Argentina 7% Brasil 20% Colombia 22% Perú 17%	Perú 26% Argentina 11% Brasil 30% Colombia 33%	Chile 100%
Business Mix *(Proportional 2015E EBITDA)*[(1)]	Gx 52% Dx 48%	Dx 49% Gx 51%	Dx 38% Gx 62%
Market positioning and characteristics	• Assets with relevant position in those markets where it operates	• Assets with relevant position in those markets where it operates • Greater exposure relative to countries with lower rating (Brazil and Argentina)	• Assets with relevant position in those markets where it operates • Greater exposure relative to market with best rating of the region (Chile)
Capital market access considerations	• Among the companies with higher float and liquidity in Chile • Access to share market and international debt market	• Float among the leading companies in Chile • Access to share market and international debt market	• Float among the leading companies in Chile • Access to share market and international debt market
Credit metrics	• DFN[(3)]/EBITDA: 1.0x[(2)] DFN[(3)]/Equity: 0.3x[(2)]	• DFN[(3)]/EBITDA: 0.7x[(1)] • DFN[(3)]/Equity: n.d.	• DFN[(3)]/EBITDA: 0.9x[(1)] • DFN[(3)]/Equity: 0.2x[(1)]

FitchRatings	BBB +
Moody's	Baa2
Standard & Poor's Ratings Services	BBB +

The international risk rating of ENI Chile and ENI Américas could be equal or lower to ENI's current rating

(1) Numbers based on pro forma 2015E projections submitted by the Company
(2) Figures from ENI in September of 2015. Source: EEFF of the Company
(3) Net financial debt

Strictly Private and Confidential 61

Impacts on cost of debt based on assessment for different international risk ratings

Based on current issuances of debt in Latin America, there is an observable credit spread differential (G-Spread) between approximately 60 bps between BBB- and BBB+ issuers (1) (2 notches)

Spread debt LatAm issuers BBB - Spread debt LatAm issuers BBB Spread debt LatAm issuers BBB +

700 700 700

) ) ) (bps 600 (bps 600 (bps 600 ad 500 d 500 d 500 ea 400 a 400 400 Spre 300 Spr 300 Spre 300 200 200 200 100 100 100

0 0 0

0 1 2 3 4 5 6 7 8 9 10 0 1 2 3 4 5 6 7 8 9 10 0 1 2 3 4 5 6 7 8 9 10

Duration (years) Duration (years) Duration (years)

Utilities Sector Issuers debt spread Spread debt LatAm issuers by international risk rating(2)

BBB- BBB BBB+ BBB- BBB BBB+ 700 s) 600 500

(bps) GMEXIB (bp 450

5  1/2 40 bps ad 500 AESGEN

400 80 bps 50 bps

4  7/8 EOC 7  7/8

400 350

Spre EEPPME Spread

300 7  5/8 300

TGPERU

200 4  1/4 250

100 Colbun 6 ECLCI EOC 4  1/4 200

5  5/8

0 150

3 4 5 6 7 8 9 10 3 4 5 6 7 8 9 10

Duration (years) Duration(years)

Source: Bloomberg on October 28, 2015

(1) For an approximate duration of 6 to 8 years

(2) Considers a sample of international bonds of LatAm issuers according to risk rating. Excluded from the analysis are Odebrecht, Braskem (subsidiary of Odebrecht) and Gerdau bonds

Strictly Private and Confidential 62

Impacts of possible increases in the cost of debt to stockholders of ENI

The impact for ENI shareholder of a decrease of up to 1 notch for ENI Chile and up to 2 notches ENI Americas in the international risk rating of their respective long-term debts would be between US$ 70 and 215 million

Considerations and Assumptions

We understand that ENI has requested post reorganization pro forma shadow ratings, which have not yet been delivered

It is assumed that new companies ENI Chile and ENI Américas would maintain at least an investment grade level

To raise awareness of the impacts for ENI shareholders to a potential increase in the cost of debt of ENI Chile and ENI Américas, it is assumed that the credit differential to a decrease of 1 would be approximately 30 bps

Sensitivity to increases in the cost of debt on the discount rate (WACC)

Variation of the appraisal of ENI Chile and ENI Américas attributable to ENI shareholders

Impact before changes in the cost of debt of

Figures in millions of USD

ENI Chile

0 bps 30 bps 60 bps in - (1 notch ) (2 notches )

ENI of 0 bps - 70 139 changes debt 30 bps (1 notch ) 73 143 212 of before

60 bps (2 notches ) 145 215 284 cost Impact Américas the

Strictly Private and Confidential 63

IMPACT OF THE REORGANIZATION ON THE MARKET

VALUE OF ENERSIS iv. Summary

Strictly Private and Confidential 64

Potential impacts of market value for the shareholders of ENI

Three potential effects can be seen from the point of view of the (stock) market appraisal for ENI shareholders: (i) decrease in the holding company discount, (ii) liquidity and (iii) reduction of debt risk rating

Figures in millions of USD

n.m.(1) 768

-143

625

Potential decrease in the holding company discount Liquidity effect Potential reduction of debt risk rating(2)Combined effects

4.8% of the market capitalization of ENI

(1) It is assumed that this impact would not be significant

(2) Uses the average of the range of possible impacts on ENI shareholders

Strictly Private and Confidential 65

Cash flow impacts from the reorganization in the value of Enersis 7 i. Impacts on EBITDA

Strictly Private and Confidential 66

Assumption regarding efficiencies directly attributable to the Reorganization

Direct efficiencies product of the Reorganization (Millions of USD)(1) Considerations and Assumptions

ENI Chile ENI Américas In conjunction with the Reorganization, ENI has presented an efficiencies plan for the following years, which does not include the tax impacts: (Values estimated by the Company before taxes)

Efficiencies in operating costs

Operating costs

895 2,220 Efficiencies in staff & services (S & S) expensesl expenses

We understand that these efficiencies may be achievable in the year 2019

Holding regime

Companies’ S & S The estimation of this plan of efficiencies does not presuppose an assessment

Expenses

99 44 of the capacity of implementation and likelihood of success of such a plan

However, for the purposes of estimating the impacts in EBITDA directly attributable to the Reorganization, the following are considered:

Operators’ S & S

Expenses 00 380 The cost savings associated with the Elimination of redundant operations in EOC Chile and Chilectra Chile

Cost savings of staff & services for ENI Chile and ENI Américas Cash pooling Holding Company

- and FE 150

An annual savings before tax of US$ 18 million

Total (fiscal year) is expected from efficiencies directly

9,914 2,794 attributable to the Reorganization

Estimated efficiency / efficiency considered

Source: the Company

(1) Comparison of data of the year 2019 with regard to data of the year 2015 (2014 base and homogeneous exchange rate)

Strictly Private and Confidential 67

Efficiencies considered as directly attributable to the Reorganization

IMTrust | CREDICORP capital

1 Staff & Services Expenses at ENI Chile(1)

- Reduction of payroll due to the elimination of activities related to subsidiaries in the Americas
- Reduction of staff in General Services (16 people), Communications (9 people), AFC(2) (20 people), HR (12 people), Other (6 people)



OPEX S&S external USD mm)
OPEX S&S internal USD mm)
S&S staff (persons)
474
484
431
419
411
102
101
100
94
93
2015E
2016E
2017E
2018E
2019E

2 Staff & Services Expenses at ENI Américas Holding Company

- with focus on centralized management and without redundancy in local management (AFC(2), purchases, etc.)



OPEX S&S external USD mm)
OPEX S&S internal(USD mm)
S&S staff (persons)
84
67
51
51
51
14
13
11
9
10
2015E
2016E
2017E
2018E
2019E

3 Operating costs at EOC Chile and Chilectra Chile(3)

- Staff reduction due to the elimination of activities related to subsidiaries in the Americas
  - Engineering staff reduction (25 people)
  - Regional technical support staff reduction (18 people)



Cost in Chilectra Chile (USD mm)
Cost in EOC Chile (USD mm)
Engineering Staff reduction and regional support (persons)
43
5
5
0
0
0
0
0
0
0
2015E
2016E
2017E
2018E
2019E

Source: the Company
(1) At ENI Chile, expenses associated with holding company are assumed
(2) AFC: Administration, finance, and control
(3) In the case of Chilectra Chile, distribution of annual costs equivalent to that of EOC Chile was assumed

Strictly Private and Confidential 68

Impact on EBITDA for ENI Shareholders

Based on the efficiencies estimated by ENI with regards to staff & services expenses for ENI Chile and ENI Américas Holding and the decrease of operational cost in EOC Chile and Chilectra Chile, the VPN of said efficiencies for ENI shareholders would be US$141 million

Efficiencies Due to Staff & Services Expenses (Millions of US$) According to ENI Projections Adjusted by Tax(1)

ENI Chile ENI Américas Holding EOC Chile Chilectra Chile

Fiscal year assumed

7 7 6 4

3 3 3 3 3 3 2

1 1

0 1 1 1 1

0 0

2016E 2017E 2018E 2019E 2020E

Net present value (NPV) of efficiencies in staff & services (Millions of USD)(2) VPN (millions of USD) Sensitivity to Changes in the WACCs

ENI Chile ENI Américas Holding EOC Chile Chilectra Chile

109 141

17 7 9 22

19 Changes in WACCs

27

-0.50% 0.00% 0.50% 1.00% 66 -1.00%

32 166 152 141 131 123 82 2 5

8 17

Present value savings Present value prpetuity Net present value

2016-2020

Source: Company, Bloomberg and IM Trust

(1) Yearly savings under fiscal year (year 2019) in comparison with data of the year 2015 (base and homogeneous 2014 exchange rate), according to information submitted by ENI. Values adjusted according to Chile’s tax rules (2) A WACC for ENI Americas was used of 8.61%, for ENI 7.10%, Chile for EOC 7.08% Chile and Chilectra Chile 7.14%

Strictly Private and Confidential 69

Cash flow impacts from the reorganization in the value of Enersis ii. Tax impacts

Strictly Private and Confidential 70

Framework Regarding the Tax Impact of the Reorganization, According to ENI

IMTrust | CREDICORP capital

Framework of tax impacts as a result of the Reorganization, identified by the Company:



3 Tax efficiency due to the reorganization at ENI Américas: Elimination of restrictions on the use of credits for taxes paid outside Chile
4 Efficiency in keeping tax accounting in foreign currency at ENI Américas: Marginal tax credit savings over the current situation, which is subject to monetary correction, which is subject to exchange-rate volatility scenarios
5 Possible eligibility and opting for a Platform Corporation regime by ENI Américas
T (year 2016) Reorganization Division + Merger
T + 5 years T (year 2021)
T + 10 years T (year 2026)
T + 15 years T (year 2031)
1 Tax cost by division in EOC and Chilectra
2 Badwill due to absorption of Chilectra Américas incurred at ENI Américas
Impacts on EOC and Chilectra
Impacts on ENI Américas

- For the purposes of this assessment, two scenarios are considered:
  - Scenario that considers Effects 1, 2, and 3
  - Scenario that considers Effect 4, in addition to Effects 1, 2 and 3
- Effect 4 is subject to Chile's Internal Revenue Service authorizing ENI Américas to maintain tax accounting in foreign currency, and the benefits of said Effect 4 (marginal savings over the current situation—tax accounting in Chilean pesos) would be subject to volatility of exchange rate scenarios
- In either scenario, Effect 5's impact on the possible eligibility for and acceptance by ENI Américas of a platform corporation regime is not considered

Source: the Company

(1) These expenses would generate a tax credit for the following tax year equivalent to 24% of the cost incurred by EOC and Chilectra as appropriate

Strictly Private and Confidential 71

Tax Impact of the Reorganization on ENI Shareholders

The net present value of the tax impact for ENI shareholders would be between US$69 and US$390 million with a payback period of between 5 and 9 years

Tax effect for ENI shareholders(1) (Millions of USD) Net present value (NPV) of the tax effect (Millions of USD)

Tax efficiency for ENI Americas WACC USD

108 + 8.61% reorganization in ENI

82) 175

49 Américas

Scenario 12 48 16 15 10

Impacts for division in with tax Chilectra 83) 69 accounting -198 in pesos for -106

Impacts for division

ENI Américas in EOC 83)

-51

-249 Present value flows

Present value Net 2016-2020 perpetuity present value

2016 2017 2018 2019 2020

ENI Americas WACC USD

108 Tax efficiency for + 8.61% reorganization in ENI

49 56 46 52 82)

Américas

Scenario 12 416

48 390

Impacts for division in with tax 83)

Chilectra accounting

-198 in foreign

Impacts for division currency for 83)

-51 in EOC

ENI Américas

-249 -26

Present value flows Present value

Net 2016 2017 2018 2019 2020 2016-2020 perpetuity present value

Source: the Company

(1) Calculations based on estimates provided by the Company. The effects correspond to tax impacts proportional to ENI shareholder participation in vehicles where said effects would be generated (2) Net impact of badwill due to absorption of Chilectra Américas (3) For the estimation of tax costs by division in Peru and Argentina, the equity value of the respective companies according to the appraisal by market criteria of this Report.

Strictly Private and Confidential 72

Cash flow impacts from the reorganization in the value of Enersis iii. Transaction Costs (one-off)

Strictly Private and Confidential 73

Transaction Costs (one-off)

Based on the budget estimated by the Company, the present cost of the transaction (one-off costs) for ENI shareholders would be US$33 million

Considerations and Assumptions Breakdown of Total Transaction Costs (Millions of US$)

Transaction costs shown have been estimated by ENI at US$ 41 million

These costs include $8 million that the company considers optional to be Chilectra earmarked for eventual liability management processes, if required 3

= US$ 41 million ENI

EOC 20 18

Present cost according to shareholders of each company (Millions of USD)(1)

33 3

Incurred in Chilectra 11 18 Incurred in EOC

20 Incurred in ENI

3

ENI EOC Chilectra

Source: the Company

(1) Proportional current cost according to participation in each company in which costs are incurred

Strictly Private and Confidential 74

Cash flow impacts from the reorganization in the value of Enersis iv. Summary

Strictly Private and Confidential 75

Potential impacts on cash flow for the shareholders of ENI

The net present value (NPV) of perpetual cash flow impacts to the shareholders of ENI would be of ~ US$ 377 million (2.9% of stock market cap of ENI), and the VPN over a 5-year time horizon would have a negative value of ~ US$ 27 million (- 0.2% of stock market cap of ENI)

Net present value in perpetual cash flow impacts for the shareholders of ENI (Millions of USD)

377

-33

270 2.9% of the stock market capitalization of ENI

141

Impact on EBITDA Tax impact(1) Taransaction cost Impact on cash flow

Present value in the 2016 to 2020 period of cash flow impacts for ENI shareholders (millions of $US )

-26 32

-0.2% of the stock

-33 market capitalization of -27 ENI

Impact on EBITDA (1) Taransaction cost Impact on cash flow Tax impact

(1) Considers the sum of (i) the present value of flows in the period 2016 to 2020 in the scenario with tax accounting in foreign currency for ENI Américas, and (ii) the average of the present value into perpetuity of the tax impacts on ENI shareholders in a scenario with and without tax accounting in foreign currency for ENI Américas

Strictly Private and Confidential 76

IMTrust CREDICORP

capital

ESTIMATE OF RELATIVE HOLDINGS IN THE

MERGER IN ENI AMERICAS

8

Strictly Private and Confidential

77

Methodology for the estimate of relative holdings in the merger in ENI Americas

IMTrust CREDICORP

capital

In its final stage, the Reorganization would include the merger between ENI Américas, EOC Américas and Chilectra Américas

The methodology used to estimate relative holdings is as follows:

Discounted cash flows (“DCF”)

Appraisal by DCF for each one of the companies that ENI Américas, EOC Américas and Chilectra Américas would make up

Appraisals based on projections submitted by the Company

Appraisal by sum of parts for ENI Américas, EOC Américas, and Chilectra Américas

Related holdings based on the relative appraisals and composition of net financial debt of each corporation

Market quotes and comparable entities

Appraisal for each one of the companies that ENI Américas, EOC Américas and Chilectra Américas will form, while taking these points into consideration:

Stock market capitalizations for corporations that are open market with some liquidity

Market multiples of listed companies according to country and business

Appraisal by sum of parts for ENI Américas, EOC Américas and Chilectra Américas-related holdings based on the relative appraisals and composition of net financial debt of each corporation

Range of relative holdings according to the results obtained separately from both methodologies

Strictly Private and Confidential

78

IMTrust CREDICORP

capital

ESTIMATE OF RELATIVE HOLDINGS IN THE

MERGER IN ENI AMERICAS i. Relative holdings according to discounted cash flow appraisal

Strictly Private and Confidential

79

Methodology used in appraisal by DCF

IMTrust CREDICORP

capital

Methodology used in appraisal by (DCF)

(+) Income

(-) Costs

(-) General Expenditures

(+) EBITDA

(-) Taxes on operating income (-) Investments (CapEx) (-) Working capital requirement

Free cash flows

Discounted from discount rate (WACC)

Value of assets (EV)

(-) Net financial debt + other liabilities(1)

Equity value

Methodology used in appraisal by DCF

Type of appraisal

Appraisal of assets individually and after sum of parts according to ENI, EOC, and Chilectra holdings in each asset

Currency

Projections in local currency converted to USD according to projected exchange rate for each year

Projected horizon

Five year (2015 to 2020) projection

Appraisal date

June 30, 2015

Terminal value

Calculated according to terminal EV/EBITDA multiple per asset, which was determined on the basis of current multiples and historical averages of comparable companies

Discount rate

Risk-free rate: US Treasury at 20 years

Risk country according to Credit Default Swap at 10 years(2)

Beta of assets per business, according to sample of comparable companies

Award for 6.0% market risk

Rate of interest of the debt according to bond returns of comparable companies for each country

Corporate tax rate

Existing regulations for each country, according to information submitted by the company

(1) Net financial debt = financial debt - cash on hand and cash equivalents. Other liabilities were considered according to information submitted by the Company (2) The EMBIG average was only used to determine the risk country in Argentina (Emerging Market Bond Index) of the last 30 days to date

Strictly Private and Confidential

80

Methodology used in the appraisal by FCD

IMTrust CREDICORP

capital

For the appraisal by FCD projections were used for each asset involved in the Reorganization for the period 2015-2020

The projections were updated by the Company during October 2015

An updated macroeconomic framework was submitted that included projections of exchange rate, inflation and corporate taxes

While the current macroeconomic contingencies of every countries where the assets involved operate in the Reorganization were considered, a regulatory and tax stability scenario was assumed on the information available

Criteria for discount or weighted average capital cost (hereinafter “WACC”) rates were calculated by IM Trust, according to current market conditions

Information provided by the Company was used for calculating the net financial debt and other financial liabilities as of June 2015 for each one of the appraised valued assets,.

For the calculation of the terminal value in each asset, a multiple EV/EBITDA to estimated terminal EBITDA was applied

This terminal EBITDA was determined on the basis of the projections given by the Company and adjustments made by IM Trust

The terminal multiple used was determined for current and historical comparable EV/EBITDA trading multiples for appraised assets

Terminal EBITDA multiple according to business and country

Country

Argentina

Brazil

Colombia

Peru

Generation

3.3x 5.6x 9.5x 9.0x

Distribution

5.5x 6.0x 8.2x 8.2x

Transmission

5.0x 8.3x 8.9x 8.9x

Source: Capital IQ and IM Trust.

Strictly Private and Confidential

81

Discount rates used by business and country

IMTrust | CREDICORP capital

		Colombia		Brazil			Peru		Argentina			Américas			ENI
		Gx	Dx	Gx	Tx	Dx	Gx	Dx	Gx	Tx	Dx	ENI	EOC	Chilectra	
Cost of equity	Risk-free rate (UST at 20 years)	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
	Risk premium by country (1)	2.6%	2.6%	4.8%	4.8%	4.8%	2.2%	2.2%	5.7%	5.7%	5.7%	3.6%	3.5%	4.2%	2.9%
	Risk-free rate	**5.1%**	**5.1%**	**7.3%**	**7.3%**	**7.3%**	**4.7%**	**4.7%**	**8.2%**	**8.2%**	**8.2%**	**6.1%**	**6.0%**	**6.7%**	**5.4%**
	Tax rates (2)	34.0%	34.0%	34.0%	34.0%	34.0%	26.0%	26.0%	35.0%	35.0%	35.0%	32.0%	31.7%	33.0%	30.3%
	Beta assets(3)	0.57	0.57	0.48	0.44	0.40	0.57	0.57	0.57	0.81	0.57	0.53	0.54	0.51	0.54
	Debt / Market capitalization	39.7%	31.1%	30.9%	56.5%	62.7%	39.7%	31.1%	39.7%	79.4%	31.1%	41.3%	42.5%	41.6%	39.6%
	Beta equity	**0.72**	**0.69**	**0.58**	**0.61**	**0.57**	**0.74**	**0.70**	**0.72**	**1.23**	**0.69**	**0.68**	**0.69**	**0.65**	**0.69**
	Risk premium	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
	Equity cost	**9.5%**	**9.3%**	**10.8%**	**11.0%**	**10.7%**	**9.2%**	**8.9%**	**12.5%**	**15.6%**	**12.3%**	**10.1%**	**10.2%**	**10.6%**	**9.5%**
Cost of debt	Risk-free rate (UST at 20 years)	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
	Credit spread	3.5%	3.5%	5.0%	5.0%	5.0%	3.0%	3.0%	12.0%	12.0%	12.0%	4.8%	4.9%	5.9%	3.9%
	Debt cost (before taxes)	**6.0%**	**6.0%**	**7.5%**	**7.5%**	**7.5%**	**5.5%**	**5.5%**	**14.5%**	**14.5%**	**14.5%**	**7.3%**	**7.4%**	**8.4%**	**6.4%**
	WACC (USD)	**7.9%**	**8.0%**	**9.4%**	**8.8%**	**8.5%**	**7.7%**	**7.8%**	**11.6%**	**12.9%**	**11.6%**	**8.6%**	**8.7%**	**9.1%**	**8.1%**

Source: +Bloomberg, Capital IQ and IM Trust. Data as of October 28, 2015
DX: distribution; GX: generation; TX: transmission
For ENI Américas, EOC Américas, Chilectra Américas and ENI a discount rate was determined according to the proportion of the EBITDA estimated for 2015 by country and business of their respective assets
(1) For Colombia, Brazil and Peru the Credit Default Swap was used for 10 years to the date. For Argentina the average EMBIG was used for the last 30 days to the date
(2) Long term corporate tax rate according to information provided by the Company
(3) It corresponds to the monthly return from the last five years regarding the stock market index where each company is listed

Strictly Private and Confidential 82

Results of the appraisal per asset according to DCF

IMTrust | CREDICORP capital

Country	Type of assets	Assets	Assets value (EV) Millions of USD	Net financial debt (1) Millions of USD	Equity value Millions of USD	Property of ENI Américas %	Proportional equity Millions of USD	Property of ENEL %	Property of ENI minorities %	Property of EOC minorities %	Property of Chilectra minorities %	EV/EBITDA 2015 times	P/Earnings 2015 times
Argentina	Gx	Hidroeléctrica El Chocón	254	-114	368	65.4%	240	36.4%	23.6%	40.0%	0.0%	6.5x	3.0x
	Gx	Endesa Costanera	215	54	162	75.7%	122	36.4%	23.6%	40.0%	0.0%	3.0x	4.7x
	Gx	Central Dock Sud	78	-62	140	40.2%	56	60.6%	39.4%	0.0%	0.0%	3.9x	4.7x
	Dx	Edesur	574	36	538	72.1%	388	60.2%	39.1%	0.3%	0.4%	4.3x	5.6x
	Tx	Cía. Transmisión del Mercosur	5	30	-25	99.3%	-25	51.5%	33.4%	15.0%	0.1%	3.3x	3.0x
	Tx	Transportadora de Energía del Mercosur	6	31	-25	99.3%	-25	51.5%	33.4%	15.0%	0.1%	3.2x	3.2x
	Otros	Endesa Cemsa	10	-2	12	100.0%	12	49.7%	32.3%	18.0%	0.0%	n.a.	n.a.
	H	Southern Cone	0	0	0	100.0%	0	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Distrilec	0	0	0	51.5%	0	59.9%	38.9%	0.7%	0.4%	n.a.	n.a.
	H	Endesa Argentina	-2	-4	2	100.0%	2	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Hidroinvest	0	0	0	96.1%	0	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
Brasil	Gx	Cachoeira Dorada	531	-38	569	99.1%	564	51.5%	33.4%	15.0%	0.1%	5.5x	9.3x
	Gx	Fortaleza	414	-63	476	99.3%	473	51.5%	33.4%	15.0%	0.1%	7.4x	14.3x
	Dx	Coelce	1,196	356	840	73.7%	619	53.4%	34.7%	11.9%	0.1%	5.2x	9.9x
	Dx	Ampla Energía	1,260	863	397	99.3%	395	56.2%	36.5%	7.0%	0.3%	9.8x	n.m.
	Tx	Cien	368	4	364	99.3%	362	51.5%	33.4%	15.0%	0.1%	5.1x	9.0x
	Otros	EN-Brasil Comercio y Servicios	111	3	108	99.3%	107	51.5%	33.4%	15.0%	0.1%	n.a.	n.a.
	H	Enel Brasil	-214	-317	104	99.3%	103	51.5%	33.4%	15.0%	0.1%	n.a.	n.a.
Colombia	Gx	Emgesa	5,516	1,751	3,764	48.5%	1,825	47.2%	30.6%	22.2%	0.0%	8.8x	11.2x
	Dx	Codensa	3,403	547	2,857	48.5%	1,385	60.5%	39.3%	0.0%	0.2%	7.7x	16.2x
	Dx	EEC	144	63	82	19.6%	16	60.5%	39.3%	0.0%	0.2%	5.9x	20.7x
	Otros	Emgesa Panamá	0	0	0	48.5%	0	47.2%	30.6%	22.2%	0.0%	n.a.	n.a.
	Otros	Soc. Portuaria Central Cartagena	-1	0	-2	48.4%	-1	47.8%	31.1%	21.1%	0.0%	n.a.	n.a.
Perú	Gx	Chinango	367	35	332	66.9%	222	42.5%	27.6%	29.9%	0.0%	9.0x	13.6x
	Gx	Edegel	2,596	183	2,413	83.6%	2,017	42.5%	27.6%	29.9%	0.0%	10.3x	19.7x
	Gx	Piura	279	48	232	96.5%	223	60.6%	39.4%	0.0%	0.0%	7.6x	16.1x
	Dx	Edelnor	1,654	416	1,238	75.7%	937	60.5%	39.3%	0.0%	0.2%	7.9x	11.4x
	H	Caboblanco	-2	-8	6	100.0%	6	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
	H	Distrilima	1	-28	30	100.0%	30	60.5%	39.3%	0.0%	0.3%	n.a.	n.a.
	H	Generandes	-1	-1	0	100.0%	0	45.8%	29.8%	24.4%	0.0%	n.a.	n.a.
	H	Generalima	-22	34	-56	100.0%	-56	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
Amé-ricas	H	ENI Américas	-196	0	-196	100.0%	-196	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
	H	EOC Américas	-23	0	-23	100.0%	-23	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Chilectra Américas	-30	0	-30	100.0%	-30	60.1%	39.0%	0.0%	0.9%	n.a.	n.a.

GX: generation; DX: distribution; TX: transmission; H: holding company

(1) Net financial debt + other financial liabilities for June 2015 according to the information submitted by the Company

Strictly Private and Confidential 83

ENI Américas’ appraisal range according to DCF

IMTrust CREDICORP

capital

The appraisal of ENI Américas by FCD would be at a range between US$ 10.081 and 11.629 billion

Equity value according to FCD Base valuation

Millions of USD

ENI Américas (1) 5,926

EOC Américas 3,902

Chilectra Américas 1,012

ENI Américas post-merger 10,840

Equity value range

Inferior Superior

Millions of USD Millions of USD

5,533 - 6,335

3,632 - 4,182

916 - 1,112

10,081 - 11,629

Equity value sensitivity of ENI Américas(1) (Millions of USD)

Equity value sensitivity of EOC Américas (Millions of USD)

Equity value sensitivity of Chilectra Américas (Millions of USD)

variation terminal

Multiples EBITDA

Discount rate variation

(WACC)

0.5% 0.0% -0.5%

-5.0% 5,533 5,499 5,644

0.0% 5,608 5,926 6,065

5.0% 6,014 6,172 6,335

variation terminal

Multiples EBITDA

Discount rate variation

(WACC)

0.5% 0.0% -0.5%

-5.0% 3,632 3,601 3,701

0.0% 3,668 3,902 4,005

5.0% 3,962 4,070 4,182

variation terminal

Multiples EBITDA

Discount rate variation

(WACC)

0.5% 0.0% -0.5%

-5.0% 916 910 944

0.0% 938 1,012 1,046

5.0% 1,037 1,074 1,112

(1) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential

84

Estimate of the relative holdings according to assessment by FCD

IMTrust CREDICORP

capital

Property of Enel

Property of ENI minorities

Property of EOC minorities

Property of Chilectra minorities

51.84% (1)

33.67% (1)

14.40%(1)

0.08% (1)

ENI Américas

Equity value

USD 10,840 millones

54.67% (1)

ENI Américas (2)

Equity value

USD 5,926 millones

35.99% (1)

EOC Américas

Equity value

USD 3,902 millones

9.34% (1)

Chilectra Américas

Equity value

USD 1,012 millones

(1) They consider the base appraisal according to FCD

(2) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential

85

IMTrust CREDICORP

capital

ESTIMATE OF RELATIVE HOLDINGS IN THE

MERGER IN ENI AMERICAS ii. Relative holdings according to multiples appraisal and market capitalization

Strictly Private and Confidential

86

Multiples Used for the Valuation and Companies Valued According to their Market Capitalization

IMTrust | CREDICORP capital

With the exception of companies that were valued according to their stock market capitalization (see box to the lower right), the rest of companies have been valued according to the market multiples shown below

		EV/EBITDA		Price / Earnings	
		2015E	2016E	2015E	2016E
Generation business					
Argentina [1]	Average	2.9x	2.6x	9.3x	7.2x
	Median	2.9x	2.6x	9.3x	7.2x
	Multiple used	**2.9x**	**2.6x**	**9.3x**	**7.2x**
Brasil	Average	6.2x	6.9x	11.2x	11.8x
	Median	5.1x	7.0x	7.4x	12.4x
	Multiple used	**5.1x**	**7.0x**	**7.4x**	**12.4x**
Colombia	Average	9.2x	9.7x	17.9x	19.5x
	Median	9.2x	9.7x	17.9x	19.5x
	Multiple used	**9.2x**	**9.7x**	**17.9x**	**19.5x**
Perú	Average	7.1x	6.4x	11.5x	9.4x
	Median	7.1x	6.4x	11.5x	9.4x
	Multiple used	**7.1x**	**6.4x**	**11.5x**	**9.4x**
Distribution business					
Argentina [1]	Average	6.2x	5.9x	11.0x	7.5x
	Median	6.2x	5.9x	11.0x	7.5x
	Multiple used	**6.2x**	**5.9x**	**11.0x**	**7.5x**
Brasil	Average	7.6x	6.3x	8.4x	8.0x
	Median	7.2x	5.5x	7.7x	6.2x
	Multiple used	**7.2x**	**5.5x**	**7.7x**	**6.2x**
Colombia	Average	NA	NA	NA	NA
	Median	NA	NA	NA	NA
	Multiple used [2]	**8.2x**	**7.8x**	**11.1x**	**10.6x**
Perú	Average	8.2x	7.8x	11.1x	10.6x
	Median	8.2x	7.8x	11.1x	10.6x
	Multiple used	**8.2x**	**7.8x**	**11.1x**	**10.6x**

		EV/EBITDA		Price / Earnings	
		2015E	2016E	2015E	2016E
Transmission business					
Argentina [1]	Average	5.1x	4.5x	22.3x	17.5x
	Median	5.1x	4.5x	22.3x	17.5x
	Multiple used	**5.1x**	**4.5x**	**22.3x**	**17.5x**
Brasil	Average	11.1x	9.2x	13.2x	9.9x
	Median	8.2x	8.2x	14.9x	10.7x
	Multiple used	**8.2x**	**8.2x**	**14.9x**	**10.7x**
MILA	Average	8.2x	8.8x	12.9x	9.5x
	Median	8.2x	8.8x	12.9x	9.5x
	Multiple used	**8.2x**	**8.8x**	**12.9x**	**9.5x**
Gas transportation business					
LatAm	Average	5.0x	4.6x	11.7x	7.8x
	Median	5.2x	4.4x	10.7x	7.8x
	Multiple used	**5.2x**	**4.4x**	**10.7x**	**7.8x**

Companies valued according to their market capitalization

Company	ENI Participation[3]	EOC Participation[3]	Chilectra Participation[3]
Endesa Costanera	45.4%	75.7%	0.0%
Coelce	64.9%	21.9%	6.6%
Ampla Energia [Ampla Energy]	92.0%	17.4%	36.6%
Edegel	58.6%	62.5%	0.0%
Edelnor	75.5%	0.0%	15.6%

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015
(1) For the Argentine companies the multiple average of the last 30 days to the date was used
(2) Considering that there are no companies listed in Colombia solely dedicated to distribution, for the appraisal of assets in Colombia the sample of comparable companies of Peru was considered.
(3) Considers direct and indirect participation

Strictly Private and Confidential 87

Results of the appraisal by asset according to market criteria

IMTrust | CREDICORP capital

Country	Type of assets	Assets	Assets value (EV) Millions of USD	Net financial debt [1] Millions of USD	Equity value Millions of USD	Property of ENI Américas %	Proportional equity Millions of USD	Property of ENEL %	Property of ENI minorities %	Property of EOC minorities %	Property of Chilectra minorities %	EV/EBITDA 2015 times	P/Earnings 2015 times
Argentina	Gx	Hidroeléctrica El Chocón	157	-114	271	65.4%	177	36.4%	23.6%	40.0%	0.0%	4.0x	2.2x
	Gx	Endesa Costanera	245	54	191	75.7%	144	36.4%	23.6%	40.0%	0.0%	3.4x	5.6x
	Gx	Central Dock Sud	99	-62	161	40.2%	65	60.6%	39.4%	0.0%	0.0%	4.9x	5.4x
	Dx	Edesur	674	36	638	72.1%	460	60.2%	39.1%	0.3%	0.4%	5.0x	6.6x
	Tx	Cía. Transmisión del Mercosur	6	30	-24	99.3%	-23	51.5%	33.4%	15.0%	0.1%	4.4x	2.8x
	Tx	Transportadora de Energía del Mercosur	8	31	-23	99.3%	-23	51.5%	33.4%	15.0%	0.1%	4.2x	2.9x
	Otros	Endesa Cemsa	5	-2	7	100.0%	7	49.7%	32.3%	18.0%	0.0%	n.a.	n.a.
	H	Southern Cone	0	0	0	100.0%	0	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Distrilec	0	0	0	51.5%	0	59.9%	38.9%	0.7%	0.4%	n.a.	n.a.
	H	Endesa Argentina	-3	-4	1	100.0%	1	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Hidroinvest	-1	0	0	96.1%	0	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
Brasil	Gx	Cachoeira Dorada	537	-38	575	99.1%	570	51.5%	33.4%	15.0%	0.1%	5.6x	9.4x
	Gx	Fortaleza	348	-63	410	99.3%	408	51.5%	33.4%	15.0%	0.1%	6.2x	12.3x
	Dx	Coelce	1,134	356	778	73.7%	573	53.4%	34.7%	11.9%	0.1%	4.9x	9.2x
	Dx	Ampla Energía	1,947	863	1,084	99.3%	1,076	56.2%	36.5%	7.0%	0.3%	15.2x	-
	Tx	Cien	495	4	491	99.3%	488	51.5%	33.4%	15.0%	0.1%	6.9x	12.2x
	Otros	EN-Brasil Comercio y Servicios	4	3	1	99.3%	1	51.5%	33.4%	15.0%	0.1%	n.a.	n.a.
	H	Enel Brasil	-226	-317	92	99.3%	91	51.5%	33.4%	15.0%	0.1%	n.a.	n.a.
Colombia	Gx	Emgesa	6,351	1,751	4,600	48.5%	2,230	47.2%	30.6%	22.2%	0.0%	10.1x	13.7x
	Dx	Codensa	2,801	547	2,254	48.5%	1,093	60.5%	39.3%	0.0%	0.2%	6.3x	12.8x
	Dx	EEC	151	63	89	19.6%	17	60.5%	39.3%	0.0%	0.2%	6.2x	22.5x
	Otros	Emgesa Panamá	0	0	0	48.5%	0	47.2%	30.6%	22.2%	0.0%	n.a.	n.a.
	Otros	Soc. Portuaria Central Cartagena	0	0	0	48.4%	0	47.8%	31.1%	21.1%	0.0%	n.a.	n.a.
Perú	Gx	Chinango	272	35	237	66.9%	158	42.5%	27.6%	29.9%	0.0%	6.7x	9.7x
	Gx	Edegel	2,217	183	2,034	83.6%	1,700	42.5%	27.6%	29.9%	0.0%	8.8x	16.6x
	Gx	Piura	239	48	191	96.5%	185	60.6%	39.4%	0.0%	0.0%	6.5x	13.3x
	Dx	Edelnor	1,353	416	937	75.7%	709	60.5%	39.3%	0.0%	0.2%	6.5x	8.6x
	H	Caboblanco	0	-8	8	100.0%	8	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
	H	Distrilima	0	-28	28	100.0%	28	60.5%	39.3%	0.0%	0.3%	n.a.	n.a.
	H	Generandes	-1	-1	0	100.0%	0	45.8%	29.8%	24.4%	0.0%	n.a.	n.a.
	H	Generalima	-12	34	-46	100.0%	-46	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
Américas	H	ENI Américas	-238	0	-238	100.0%	-238	60.6%	39.4%	0.0%	0.0%	n.a.	n.a.
	H	EOC Américas	-31	0	-31	100.0%	-31	36.4%	23.6%	40.0%	0.0%	n.a.	n.a.
	H	Chilectra Américas	-29	0	-29	100.0%	-29	60.1%	39.0%	0.0%	0.9%	n.a.	n.a.

GX: generation; DX: distribution; TX: transmission; H: holding company

(1) Net financial debt + other financial liabilities for June 2015 according to the information submitted by the Company

Strictly Private and Confidential 88

ENI Américas' appraisal range according to market criteria

IMTrust | CREDICORP capital

The appraisal of ENI Américas according to market criteria would be at a range between US$ 10.572 and 11.209 billion

Equity value according to FCD	Base valuation
	Millions of USD
ENI Américas [(1)]	5,827
EOC Américas	3,878
Chilectra Américas	1,186
ENI Américas post-merger	**10,890**

Equity value range		
Inferior		**Superior**
Millions of USD		*Millions of USD*
5,653	-	6,001
3,764	-	3,991
1,154	-	1,217
10,572	-	**11,209**

Equity value sensitivity of ENI Américas[(1)] (Millions of USD)

Multiples variation PEV/EBITDA 2015 and 2016	Multiples variation Price/Earnings 2015 and 2016: -5.0%	0.0%	5.0%
-5.0%	5,653	5,728	5,804
0.0%	5,752	5,827	5,902
5.0%	5,850	5,925	6,001

Equity value sensitivity of EOC Américas (Millions of USD)

Multiples variation PEV/EBITDA 2015 and 2016	Multiples variation Price/Earnings 2015 and 2016: -5.0%	0.0%	5.0%
-5.0%	3,764	3,819	3,874
0.0%	3,823	3,878	3,933
5.0%	3,881	3,936	3,991

Equity value sensitivity of Chilectra Américas (Millions of USD)

Multiples variation PEV/EBITDA 2015 and 2016	Multiples variation Price/Earnings 2015 and 2016: -5.0%	0.0%	5.0%
-5.0%	1,154	1,167	1,180
0.0%	1,173	1,186	1,199
5.0%	1,191	1,204	1,217

(1) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential 89

Estimate of the relative holdings according to appraisal by market criteria

IMTrust CREDICORP

capital

Property of Enel

51.92% (1)

Property of ENI minorities

33.73% (1)

Property of EOC minorities

14.25% (1)

Property of Chilectra minorities

0.10% (1)

ENI Américas

Equity value

USD 10.890 millones

53.51% (1)

ENI Américas(2)

Equity value

USD 5.827 millones

35.61% (1)

EOC Américas

Equity value

USD 3.878 millones

10.89%(1)

Chilectra Américas

Equity value

USD 1.186 millones

(1) They consider the base appraisal according to market criteria

(2) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential

90

IMTrust CREDICORP

capital

ESTIMATE OF RELATIVE HOLDINGS IN THE MERGER IN ENI AMERICAS

iii. Relative holdings adjusted by cost disproportionality of the Reorganization

Strictly Private and Confidential

91

Relative holdings adjusted by disproportionality in the transaction costs

IMTrust | CREDICORP capital

When adjusting for disproportionality in tax and one-off costs, Enel would decrease its holdings by ~ 0.3%, ENI minority shareholders would decrease by ~ 0.2%, EOC minority shareholders would increase by ~ 0.5% and Chilectra minority shareholders would maintain their holdings in ENI Américas

Figures in millions of USD	Total	Enel	Minority shareholders in ENI	Minority shareholders in EOC	Minority shareholders in Chilectra
Costs incurred by ENI	**-19.6**	-11.9	-7.7	0.0	0.0
Costs incurred by EOC (2)	**-254.7**	-92.6	-60.2	-101.9	0.0
Costs incurred by Chilectra (2)	**-39.9**	-24.0	-15.6	0.0	-0.4
Total	**-314.2**	**-128.5**	**-83.4**	**-101.9**	**-0.4**
% total	100.00%	40.88%	26.56%	32.44%	0.12%

Estimated relative participations according to valuation by FCD

Property in ENI Américas without adjustment for disproportionality in costs	100.00%	51.84%	33.67%	14.40%	0.08%
Allocation of costs according to property in ENI Américas	-314.2	-162.9	-105.8	-45.3	-0.3
Difference between costs incurred and allocation of costs according to property		-34.4	-22.4	56.7	0.1
Property in ENI Américas with adjustments for disproportionality in costs	**100.00%**	**51.52%**	**33.47%**	**14.93%**	**0.09%**
Variation of property in ENI Américas		**-0.32%**	**-0.21%**	**0.52%**	**0.00%**

Estimated relative participations according to valuation by market criteria

Property in ENI Américas without adjustment for disproportionality in costs	100.00%	51.92%	33.73%	14.25%	0.10%
Allocation of costs according to property in ENI Américas	-314.2	-163.1	-106.0	-44.8	-0.3
Difference between costs incurred and allocation of costs according to property		-34.7	-22.5	57.2	0.1
Property in ENI Américas with adjustments for disproportionality in costs	**100.00%**	**51.60%**	**33.52%**	**14.77%**	**0.10%**
Variation of property in ENI Américas		**-0.32%**	**-0.21%**	**0.52%**	**0.00%**

(1) The one-off transaction costs and tax impacts on EOC and Chilectra are considered
(2) Considers the sum of the one-off costs and present value of tax impacts of EOC and Chilectra respectively, discounted at the discount rate estimated for ENI Américas

Strictly Private and Confidential 92

IMTrust

CREDICORP capital

ESTIMATE OF RELATIVE HOLDINGS IN THE

MERGER IN ENI AMERICAS

iv. Summary

Strictly Private and Confidential 93

IMTrust

CREDICORP capital

Range of relative holdings in the merger of ENI Americas

ENI Américas EOC Américas Chilectra Américas

Relative participation according to valuation by FCD

54.67%

35.99%

9.34%

Relative participation according to valuation by market criteria )

53.51%

35.61%

10.89%

Range of relative participations in ENI Américas

53.51% - 54.67%

35.61% - 35.99%

9.34% - 10.89%

ENI Américas Shareholders Group

Enel

ENI minority shareholders

EOC minority shareholders

Cilectra minority shareholders

Property of ENI Américas according to valuation by FCD

51.84%

33.67%

14.40%

0.08%

Property of ENI Américas according to valuation by market criteria

51.92%

33.73%

14.25%

0.10%

Range of ownership in ENI Américas

51.84% - 51.92%

33.67% - 33.73%

14.25% - 14.40%

0.08% - 0.10%

Strictly Private and Confidential 94

IMTrust

CREDICORP capital

Relative contributions in ENI Américas among shareholders of ENI and EOC

Value contribution per EOC Américas net asset out of contribution from ENI Américas excluding its participation in EOC Américas

Valuation according to FCD ) Valuation according to market criteria

Edegel

Emgesa

Hidroeléctrica El Chocón

Endesa Costanera

Chinango

Generalima

Chilectra Américas

Enel Brasil

EEC

Central Dock Sud

Fortaleza

Cien

Cachoeira Dorada

Piura

Coelce

Edesur

Ampla Energía

Edelnor

ENI Américas

Codensa

USD million -1,500

-1,250 . -1,000 . -750 -500 -250 0 250 500 750 1,000 1,250 1,500

Major holding relative to ENI shareholders Major holding relative to EOC shareholders

Holding Corporations are not considered with the exception of ENI Américas

Strictly Private and Confidential 95

IMTrust

CREDICORP capital

ANSWERS TO QUESTIONS MADE BY MEMBERS OF THE BOARD OF DIRECTORS OF ENERSIS

9

Strictly Private and Confidential 96

IMTrust

CREDICORP capital

Answers to questions made by the Director Mr. Rafael Fernández M.

1. It was stated at the meeting of the Board of Directors that the ENI holding discount can be calculated as the value of its parts based on multiples parts versus their market value and in turn, it is possible that the market will remove a portion of the discount when reorganizing ENI according to the format promoted through the Reorganization. IM Trust is requested to give its opinion regarding the above

• The ENI holding discount was estimated based on the difference between (i) the appraisal of the sum of parts according to market multiples of comparable companies and stock market capitalization of subsidiaries listed and liquid, and (ii) current market capitalization of ENI

• See Chapter 6, “Impact of Reorganization in the market value of Enersis”, paragraph (ii), “Holding Discount Considerations” refers to the estimate of the current holding discount of ENI

2. How can you explain the difference between ENI and EOC by market multiples, considering that they have similar geographic asset allocation?

• The appraisal difference between ENI and EOC is because, among other factors, (i) EOC has greater relative presence than ENI in countries where multiples of companies in the electricity sector traded higher, and (ii) the market attributes a greater discount of holding in ENI than in EOC

• See the following page for more detail

3. What could be the evaluation of Chilectra, considering the valuation multiples of EOC and ENI?

• See Chapter 6, “Impact of Reorganization in the Market Value of Enersis”, paragraph (ii), “Holding Discount Considerations”, where the valuation criteria detailed market by Chilectra according to the sum of parts

4. Consider the EBITDA of ENI, by country and by business line (Gx, Dx + Tx) for the last 5 years. What conclusions could be provided, related to the Reorganization?

• In the last 5 years, the participation of Chile in the consolidated EBITDA of ENI has dropped by ~ 10% giving space mainly to Colombia and Peru, with EBITDA having a greater volatility than in the rest of the countries in aggregate

• ENI’s consolidated business of electricity generation and distribution EBITDA has shown a stable share in the last 5 years, accounting on average for that period by 46% for the generation business and 54% for distribution

• As part of the Reorganization and from a pro forma view:

• Chile ENI would have had greater volatility in EBITDA in the last 5 years than ENI Américas would have and greater than that of ENI. ENI Americas other hand, would have lower volatility than ENI had

• See subsequent page referring to the volatility and breakdown of consolidated EBITDA of ENI for the last 5 years

Strictly Private and Confidential 97

IMTrust

CREDICORP capital

Difference in Valuation by Multiples Between ENI and EOC

1

EOC has greater presence that ENI in markets that traded with higher multiples

2015E EV/EBITDA of Gx and Dx companies

2015E EBITDA proportional distribution

ENI

EOC

10.2x

10.5x

13%

17%

7.1x

12%

8.2x

34%

58%

9.2x

22%

11%

N/A

7%

6%

5.1x

20%

7.2x

Dx

Gx

2.9x

52%

Gx

48%

Dx

6.2x

95%

5%

Gx Dx

Takes into account the median of the selection made

2

ENI has a greater holding company discount than EOC

ENI Holding Company Discount (Millions of USD) EOC Holding Company Discount (Millions of USD)

16,831 3,676

13,154

11,974

1,517 10,457

22%

13%

Valuation by multiples Implicit discount Market capitalization Valuation by Implicit discount multiples Market capitalization

Source: Enersis and Capital IQ. Data as of October 28, 2015 Considering the USDCLP exchange rate to be 687.5

Strictly Private and Confidential

98

IMTrust

CREDICORP capital

ENI: Evolution of the EBITDA and Growth Plan by Country

In the last five years, the participation of Chile in the consolidated EBITDA has declined by ~10%, giving space mainly to Colombia and Peru, having a volatility in EBITDA greater than the rest of the countries together

Breakdown of the EBITDA for ENI by country (Millions of USD)

Chile Brasil Colombia Perú Argentina

4,433 4,401 4,548

167 72 4,023 412 4,034

384 483 43

482 557 573

1,125 1,119

1,399 1,423 1,457

1,336 1,413

1,277 1,113 1,045

1,422 1,314 864 1,042 917

2010 2011 2012 2013 2014

Breakdown of EBITDA for ENI by business

Generation Distribution

43% 44% 48% 48% 44%

57% 56% 52% 52% 56%

2015 2016 2017 2018 2019

Breakdown of EBITDA for ENI by country, years 2010 and 2014

Chile Brasil Colombia Perú Argentina

4% 1%

9% 14%

23%

32%

Year 2010 Year 2014

25%

36%

26%

30%

Source: Presentations of Enersis results, briefs and projections

EBITDA for ENI variation and volatility by country

CAC (%)

Chile 4.8%

Otros 12.7%

Chile Total (ex. Chile) Total

2010 2011 2012 2013 2014

20,6% 13.6%

10.2% 0.6% 2.5% 2.3% 11.0%

-7.6% -0.7% -8.6% -11.1%

-15.1% -12.0% -11.3%

-34,2%

Volatility

33.0%

6.0% 10.3% 4.6% 3.8% 10.8% 10.7%

Total Chile Total (ex. Brasil Colombia Perú Argentina

Chile)

Strictly Private and Confidential

99

IMTrust

CREDICORP capital

ATTACHMENTS

11

Strictly Private and Confidential

100

IMTrust

CREDICORP capital

Value breakdown of ENI, EOC and Chilectra according to appraisal by market criteria

ENI

1.7% 0.5%

9.2%

17.3%

11.6%

20.7%

8.1% Total equity

USD 16,831 mm

3.6% 79.3%

48.0%

EOC

1.0% 1.2%

10.3% 3.0%

10.6%

4.9%

1.4% 14.8%

Total equity

USD 11,974 mm

85.2%

67.6%

Chilectra

5.1%

4.2% 10.7%

5.1% 3.5%

14.2%

Total equity

USD 4,176 mm

85.8%

71.1%

Valuation by market multiples Valuation according to market capitalization

Companies valued according to their market capitalization(1)

Company ENI EOC Chilectra

Participation(2) Participation(2) Participation(2)

Endesa Costanera 45.4% 75.7% 0.0%

Coelce 64.9% 21.9% 6.6%

Ampla Energía

[Ampla Energy] 92.0% 17.4% 36.6%

Edegel 58.6% 62.5% 0.0%

Edelnor 75.5% 0.0% 15.6%

(1) Empresa Eléctrica Pehuenche not was valued according to its market capitalization, given the liquidity of said company

(2) Considers direct and indirect participation

Strictly Private and Confidential

101

IMTrust

CREDICORP capital

Deviation Between the Reported and Market-Estimated Results(1)

During the last 5 years, ENI and EOC have shown a deviation between reported and online-market-estimated results, and in some cases lower, with respect to the deviation of other power companies in Chile

ENI: Deviation Between Reported and Analyst-Estimated Results

% Desv. EBITDA % Desv. Utilidad

Q1 2010 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015

60%

30%

10%

0%

-10%

-30%

-60%

EOC: Deviation Between Reported and Analyst-Estimated Results

% Desv. EBITDA % Desv. Utilidad

Q1 2010 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015

60%

30%

10%

0%

-10%

-30%

-60%

EBITDA Deviation and Volatility by Company(2)

Volatility 18% 6% 7% 622% 18% 11%

22.1%

8.7%

7.5% 5.8% 6.6%

1.4%

ENI EOC AES Gener Colbún E.CL Aguas Andinas

Earnings Deviation and Volatility by Company(2)

Volatility 16% 12% 33% 210% 289% 15%

83.8%

41.7%

26.1%

17.5%

12.7% 8.0%

ENI EOC AES Gener Colbún E.CL Aguas

Andinas

Source: Bloomberg

(1) The deviations that are displayed are calculated as the ratio between the reported result and the result estimated by analysts each quarter (2) The graph shows the median quarterly deviations in absolute terms since 2010 for each company

Strictly Private and Confidential 102

IMTrust

CREDICORP capital

View of EOC and Gx companies in Chile

In the context of a EOC revaluation event to Colbún and AES Gener levels, it is important to point out certain differences that could impact their valuations by multiples, including the rate of growth of the EBITDA and relative plans of expansion between companies

EBITDA UDM Growth (CAC %)

Endesa Chile Colbún AES Gener E.CL

63.4%

45.8%

36.5%

22.3% 25.3%

18.2%

14.4% 9.3% 11.4%

6.4%

0.6% n.d.

5 years 3 years 1 year

Dividend yield

Endesa Chile Colbún AES Gener E.CL

8% 6% 4% 2% 0%

2011 2012 2013 2014

Leverage(1) (Jun. ‘15)

148.0%

80.9%

55.2%

43.5%

Endesa Chile Colbún AES Gener E.CL

Investment Plan

Company Current MW MW in projects % growth MW Developing countries

Endesa Chile 15,722 550 3.5%

Colbún 3,278 554 16.9%

AES Gener 5,057 1,256 24.8%

E.CL 2,108 381 18.1%

(1) The leverage is calculated as the ratio between financial debt and the controlling equity as of June 30, 2015 Source: Financial statements and presentations by the companies, the Santiago Stock Exchange and IM Trust

Strictly Private and Confidential 103

Trading Multiples of Companies in the Electric Power Sector (1/4)

IMTrust | CREDICORP capital

	Company	Country	Market Cap	Entreprise Value	EV / EBITDA		EV / Sales		Price / Earnings		B / L
			USD mm	USD mm	2015E	2016E	2015E	2016E	2015E	2016E	
Generation											
Argentina	Endesa Costanera SA	Argentina	191	253	NA	NA	NA	NA	NA	NA	3.1 x
	Capex S.A.	Argentina	189	395	NA	NA	NA	NA	NA	NA	1.7 x
	YPF	Argentina	11,463	17,241	3.3 x	3.3 x	1.0 x	0.9 x	11.7 x	8.4 x	1.3 x
	Petrobras Argentina	Argentina	1,658	1,857	2.6 x	2.0 x	0.8 x	0.6 x	6.8 x	6.0 x	1.2 x
	Average				2.9x	2.6x	0.9x	0.8x	9.3x	7.2x	1.9x
	Median				2.9x	2.6x	0.9x	0.8x	9.3x	7.2x	1.5x
Brasil	AES Tietê	Brasil	1,358	1,696	5.1 x	5.9 x	2.5 x	3.8 x	7.4 x	9.5 x	3.4 x
	CESP	Brasil	1,340	1,345	3.9 x	7.8 x	2.3 x	4.3 x	6.5 x	13.5 x	0.7 x
	Tractebel Energia	Brasil	5,708	6,363	9.6 x	7.0 x	3.8 x	3.7 x	19.8 x	12.4 x	3.6 x
	Average				6.2x	6.9x	2.9x	3.9x	11.2x	11.8x	2.5x
	Median				5.1x	7.0x	2.5x	3.8x	7.4x	12.4x	3.4x
Chile	Endesa Chile	Chile	10,457	14,621	10.1 x	8.3 x	4.1 x	4.2 x	19.2 x	13.4 x	2.7 x
	AES Gener	Chile	4,084	7,355	11.1 x	10.7 x	3.5 x	3.4 x	19.0 x	18.0 x	1.8 x
	Colbún	Chile	4,821	3,718	10.3 x	9.3 x	4.2 x	4.1 x	20.6 x	16.7 x	1.4 x
	E-CL	Chile	1,516	2,087	6.6 x	6.4 x	1.9 x	1.8 x	17.6 x	19.6 x	0.9 x
	Average				9.5x	8.7x	3.4x	3.4x	19.1x	16.9x	1.7x
	Median				10.2x	8.8x	3.8x	3.8x	19.1x	17.3x	1.6x
Col.	Isagen	Colombia	2,818	3,963	9.2 x	9.7 x	4.4 x	4.4 x	17.9 x	19.5 x	2.4 x
	Average				9.2x	9.7x	4.4x	4.4x	17.9x	19.5x	2.4x
	Median				9.2x	9.7x	4.4x	4.4x	17.9x	19.5x	2.4x
Per.	Edegel	Perú	2,034	1,985	NA	NA	NA	NA	12.7 x	NA	2.6 x
	EnerSur	Perú	1,372	2,195	7.1 x	6.4 x	3.4 x	3.0 x	10.2 x	9.4 x	1.7 x
	Average				7.1x	6.4x	3.4x	3.0x	11.5x	9.4x	2.2x
	Median				7.1x	6.4x	3.4x	3.0x	11.5x	9.4x	2.2x

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015
For the Argentine companies the multiple average of the last 30 days to the date was used

Strictly Private and Confidential 104

Trading Multiples of Companies in the Electric Power Sector (2/4)

IMTrust | CREDICORP capital

	Company	Country	Market Cap	Entreprise Value	EV / EBITDA		EV / Sales		Price / Earnings		B / L
			USD mm	USD mm	2015E	2016E	2015E	2016E	2015E	2016E	
Distribution											
Arg.	Edenor	Argentina	1,265	1,413	6.2 x	5.9 x	3.7 x	1.7 x	11.0 x	7.5 x	10.5 x
	Average				6.2x	5.9x	3.7x	1.7x	11.0x	7.5x	10.5x
	Median				6.2x	5.9x	3.7x	1.7x	11.0x	7.5x	10.5x
Brasil	Ampla	Brasil	1,084	1,664	NA	NA	NA	NA	NA	NA	1.6 x
Brasil	Companhia Energética do Ceará - Coelce	Brasil	778	1,074	NA	NA	NA	NA	NA	NA	1.6 x
Brasil	Eletropaulo	Brasil	420	973	4.7 x	4.3 x	0.4 x	0.4 x	7.7 x	6.2 x	0.6 x
Brasil	Equatorial Energia S.A.	Brasil	1,780	2,355	10.9 x	9.1 x	1.7 x	1.6 x	10.9 x	11.6 x	2.0 x
Brasil	Light SA	Brasil	652	2,521	7.2 x	5.5 x	0.9 x	1.0 x	6.6 x	6.1 x	0.7 x
	Average				7.6x	6.3x	1.0x	1.0x	8.4x	8.0x	1.3x
	Median				7.2x	5.5x	0.9x	1.0x	7.7x	6.2x	1.6x
Ch.	Chilectra S.A.	Chile	3,348	3,337	NA	NA	NA	NA	NA	NA	NA
Ch.	Aguas Andinas S.A.	Chile	3,146	4,352	11.0 x	10.6 x	6.7 x	6.5 x	17.0 x	16.2 x	3.6 x
	Average				11.0x	10.6x	6.7x	6.5x	17.0x	16.2x	3.6x
	Median				11.0x	10.6x	6.7x	6.5x	17.0x	16.2x	3.6x
Col.	Promigas S.A. E.S.P.	Colombia	1,959	2,825	NA	NA	NA	NA	NA	NA	2.4 x
	Average				NA	NA	NA	NA	NA	NA	2.4x
	Median				NA	NA	NA	NA	NA	NA	2.4x
Per.	Luz del Sur S.A.A.	Perú	1,444	1,886	10.1 x	9.7 x	2.3 x	2.1 x	13.1 x	12.6 x	2.6 x
Per.	Emp. Distribucion Electrica De Lima Norte	Perú	937	1,324	6.2 x	5.9 x	1.6 x	1.6 x	9.1 x	8.6 x	2.1 x
	Average				8.2x	7.8x	2.0x	1.8x	11.1x	10.6x	2.4x
	Median				8.2x	7.8x	2.0x	1.8x	11.1x	10.6x	2.4x

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015
For the Argentine companies the multiple average of the last 30 days to the date was used
Considering that there are no companies listed in Colombia solely dedicated to distribution, for the appraisal of assets in Colombia the sample of comparable companies of Peru was considered.

Strictly Private and Confidential 105

Trading Multiples of Companies in the Electric Power Sector (3/4)

	Company	Country	Market Cap	Entreprise Value	EV / EBITDA		EV / Sales		Price / Earnings		B / L
			USD mm	USD mm	2015E	2016E	2015E	2016E	2015E	2016E	
	Transmission										
Arg.	Transener	Argentina	323	406	5.1 x	4.5 x	2.5 x	2.0 x	22.3 x	17.5 x	4.2 x
	Average				5.1x	4.5x	2.5x	2.0x	22.3x	17.5x	4.2x
	Median				5.1x	4.5x	2.5x	2.0x	22.3x	17.5x	4.2x
Bra.	CTEEP	Brasil	1,673	1,839	17.4 x	12.4 x	7.5 x	5.1 x	17.4 x	11.3 x	1.2 x
Bra.	Transmissora Aliança de Energia Elétrica	Brasil	1,739	2,584	7.8 x	8.2 x	6.8 x	7.1 x	7.2 x	7.7 x	1.5 x
Bra.	Alupar Investimento S.A.	Brasil	855	2.199	8.2 x	7.0 x	6.1 x	5.5 x	14.9 x	10.7 x	1.3 x
	Average				11.1x	9.2x	6.8x	5.9x	13.2x	9.9x	1.3x
	Median				8.2x	8.2x	6.8x	5.5x	14.9x	10.7x	1.3x
MILA	Interconexión Eléctrica S.A. E.S.P.	Colombia	2,660	6,690	8.2 x	8.8 x	4.5 x	4.7 x	12.9 x	9.5 x	1.2 x
	Average				8.2x	8.8x	4.5x	4.7x	12.9x	9.5x	1.2x
	Median				8.2x	8.8x	4.5x	4.7x	12.9x	9.5x	1.2x
	Gas transportation										
LatAm	Ecopetrol SA	Colombia	19,240	32,405	5.2 x	4.4 x	1.7 x	1.5 x	15.3 x	9.7 x	1.2 x
LatAm	Petróleo Brasileiro S.A. - Petrobras	Brasil	29,198	113,384	5.3 x	5.0 x	1.3 x	1.2 x	9.2 x	5.8 x	0.4 x
LatAm	COMGÁS	Brasil	1,258	1,790	4.7 x	4.3 x	0.9 x	0.9 x	10.7 x	7.8 x	1.6 x
	Average				5.0x	4.6x	1.3x	1.2x	11.7x	7.8x	1.0x
	Median				5.2x	4.4x	1.3x	1.2x	10.7x	7.8x	1.2x

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015
For the Argentine companies the multiple average of the last 30 days to the date was used

Strictly Private and Confidential 106

IMTrust

CREDICORP capital

Trading Multiples of Companies in the Electric Power Sector (4/4)

Company Country Market Cap Entreprise EV / EBITDA EV / Sales Price / Earnings

USD mm Value USD mm 2015E 2016E 2015E 2016E 2015E 2016E B / L

Integrated

Pampa Energia Argentina 1,757 2,275 8.1 x 5.3 x 3.8 x 2.8 x 19.2 x 17.6 x 4.3 x

Enersis Chile 13,154 19,770 6.5 x 5.8 x 2.0 x 1.9 x 12.1 x 11.0 x 1.5 x

CPFL Brasil 3,884 8,407 9.8 x 8.3 x 1.8 x 1.7 x 17.4 x 13.3 x 2.1 x

EDP (Brasil) Brasil 1,449 3,146 6.1 x 6.2 x 1.2 x 1.2 x 12.1 x 11.0 x 1.0 x

LatAm Eletrobras Brasil 3,331 13,160 36.2 x 27.5 x 1.6 x 1.9 x NA 12.1 x 0.2 x

CEMIG Brasil 2,304 5,342 4.5 x 6.3 x 1.0 x 1.1 x 3.6 x 6.5 x 0.6 x

COPEL Brasil 1,859 3,434 6.4 x 4.9 x 0.9 x 0.9 x 6.9 x 5.2 x 0.5 x

EEB Colombia 5,461 7,770 9.3 x 10.9 x 5.0 x 7.5 x 21.3 x 11.3 x 1.7 x

Celsia Colombia 750 2,330 7.7 x 6.9 x 2.0 x 2.1 x 50.1 x 12.5 x 0.7 x

Average 10.5x 9.1x 2.1x 2.3x 17.8x 11.2x 1.4x

Median 7.7x 6.3x 1.8x 1.9x 14.8x 11.3x 1.0x

Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 28, 2015

Strictly Private and Confidential 107

IMTrust

CREDICORP capital

BCP Capital | Correval | IM Trust

Santiago Office

Avenida Apoquindo 3721, Piso 9

Las Condes

7550177

Chile

+56 (2) 2450 1600